Execution Version
Exhibit 10.2

FIFTH AMENDMENT AND WAIVER

TO

CREDIT AGREEMENT
DATED AS OF AUGUST 12, 2016

AMONG

CALIFORNIA RESOURCES CORPORATION,
AS THE BORROWER,

JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT, SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,

BANK OF AMERICA, N.A.,
AS SYNDICATION AGENT, SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,

AND

THE LENDERS
PARTY HERETO

19560366.30

FIFTH AMENDMENT TO CREDIT AGREEMENT
This Fifth Amendment and Waiver to the Credit Agreement (this “Amendment”) dated as of August 12, 2016, is among California Resources Corporation, a Delaware corporation (the “Borrower”), each of the undersigned Guarantors, each Lender (as defined below) party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
RECITALS
A.    The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Credit Agreement dated as of September 24, 2014 (as amended by the First Amendment to the Credit Agreement dated as of February 25, 2015, the Second Amendment to the Credit Agreement dated as of November 2, 2015, the Third Amendment to the Credit Agreement dated as of February 23, 2016, the Fourth Amendment to the Credit Agreement dated as of April 22, 2016 and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).
B.    As of August 1, 2016, the Borrower has launched a tender offer for its Senior Notes and outstanding Permitted Second Lien Indebtedness for cash at a discount to par (the “Tender Offer”).
C.     The Tender Offer has an early participation date of August 12, 2016 (the “Early Participation Date”), an early settlement date within three business days thereafter (the “Early Settlement Date”) a final expiration date of August 26, 2016, and a final settlement date within three business days thereafter (the “Final Settlement Date”), which dates may be extended and the consideration in connection with the Tender Offer adjusted to achieve a successful Tender Offer (subject, in each case, to the limitations set forth in Section 11.7 of the Credit Agreement, as amended by Section 2.16 of this Amendment).
D.    The Borrower intends to enter into a credit agreement in respect of the First Lien Second Out Junior Indebtedness (as defined in Section 2 below) (the “First Lien Second Out Credit Agreement”) on August 12, 2016.
E.     The proceeds of the First Lien Second Out Junior Indebtedness incurred pursuant to the First Lien Second Out Credit Agreement (the “First Lien Second Out Proceeds”), together with amounts for fees, interest and premium, will initially be funded into an escrow account for the benefit of the Borrower and the lenders under the First Lien Second Out Credit Agreement (the “Escrow Account”). The Escrow Account will expire on September 12, 2016 (the “Escrow Termination Date”), and the period from August 1, 2016 until the earlier of the (a) Final Escrow Termination Date and (b) the Final Settlement Date is the “Waiver Period”.

F.    Until the Fifth Amendment Effective Date, security for the First Lien Second Out Junior Indebtedness incurred pursuant to the First Lien Second Out Credit Agreement shall be limited to the Escrow Account.
G.    If the Early Settlement Date occurs on or before the expiration of the Waiver Period, the Borrower will use First Lien Second Out Proceeds in the Escrow Account to prepay (a) the Term Loans in an amount equal to the greater of (i) $106,250,000 and (ii) 1/3 of the Tender Offer amount on the Early Settlement Date and (b) the Revolving Loans in an amount equal to the proceeds necessary to fund the settlement of the Tender Offer on the Early Settlement Date. If the Final Settlement Date occurs on or before the expiration of the Waiver Period, the Borrower will use First Lien Second Out Proceeds in the Escrow Account to prepay (a) the Term Loans in an amount equal to 1/3 of the Tender Offer amount on the Final Settlement Date and (b) the Revolving Loans in an amount equal to the proceeds necessary to fund the settlement of the Tender Offer on the Final Settlement Date. After giving effect to the prepayments set forth in the two immediately preceding sentences, the Borrower may, and on or following the Final Settlement Date, the Borrower will use the First Lien Second Out Proceeds remaining on deposit in the Escrow Account, if any, to prepay the First Lien Second Out Junior Indebtedness incurred pursuant to the First Lien Second Out Credit Agreement along with any accrued fees, interest and premiums. Any amounts remaining in the Escrow Account after satisfaction of these obligations will be returned to the Borrower.
H.     If the Final Settlement Date does not occur on or before the expiration of the Waiver Period, the Borrower will use the amounts on deposit in the Escrow Account to prepay the First Lien Second Out Junior Indebtedness incurred pursuant to the First Lien Second Out Credit Agreement and to pay fees, interest and premiums thereon. Any amounts remaining in the Escrow Account after satisfaction of these obligations will be returned to the Borrower.
I.    If the Early Settlement Date and/or the Final Settlement Date occurs on or before the expiration of the Waiver Period and upon the consummation of the transactions described in Recital G, the Borrower will be permitted to, in each case (a) borrow Revolving Loans in an amount not to exceed the amount of Revolving Loans prepaid pursuant to Recital G and (b) use such proceeds of Revolving Loans as described in the amendment to Section 11.7(a)(ii) pursuant to Section 2.16 of this Amendment (the transactions described in Recitals B through I, the “Second Out Transactions”). The Revolving Loans borrowed in accordance with this paragraph shall be funded to the Borrower no later than the Business Day following the repayment of the Revolving Loans described in Recital G above.
J.    The Borrower has requested and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.
K.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.1.
(a)    The following defined terms are hereby amended and restated in their entirety or added in their entirety, in each case to read as follows:
“Consolidated First Lien First Out Secured Debt” shall mean, as of any date of determination, the sum of (a) the Total Exposure of all Lenders on such date and (b) without duplication of any amounts included in clause (a), the aggregate principal amount of Consolidated Total Debt of the Borrower and its Subsidiaries on such date that is secured by a first priority Lien on any asset or Property of the Borrower or any Subsidiary (other than First Lien Second Out Junior Indebtedness).
“Consolidated Total Debt” shall mean, as of any date of determination, (a) all Indebtedness of the types described in clauses (a) and (b) (other than intercompany Indebtedness owing to the Borrower or any Subsidiary), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit that has not been cash collateralized) and clauses (e) through (i) (but, in the case of clause (i) only to the extent of Guarantee Obligations with respect to Indebtedness otherwise included in this definition) of the definition thereof, in each case actually owing by the Borrower and the Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP.
“Development Joint Venture” shall mean an incorporated or unincorporated partnership, or other jointly owned enterprise or entity or a joint venture or contractual relationship (even if not a partnership or joint venture) to which the Borrower or a Subsidiary is a party which has been formed for the purpose of exploring for and/or developing Oil and Gas Properties, where each of the parties thereto have either contributed or agreed to contribute cash, services, Oil and Gas Properties, other assets, or any combination of the foregoing.
“Equity Funded Prepayment” has the meaning given to such term in Section 11.7(b)(iii).
“Existing Intercreditor Agreement” shall mean the Intercreditor Agreement among JPMorgan Chase Bank, N.A., as priority lien agent, The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent, and the other parties from time to time party thereto, dated as of December 15 2015, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Exploration and Development Disposition” has the meaning given to such term in Section 11.4(a).
“farm-in or farm-out” shall have the meaning commonly given to such term in the oil and gas industry, and without limiting the foregoing, shall expressly include transactions involving assignments or other dispositions of all or part of oil, natural gas or mineral interests in which the assignor or other disposing party retains an interest in consideration of the assignee or other disposing party assuming or undertaking obligations with respect to such interests, including cost reimbursement and/or agreements to perform services in connection with the development of the relevant assets.
“Fifth Amendment” shall mean that certain Fifth Amendment to Credit Agreement, dated as of August 12, 2016, between the Borrower, the Administrative Agent and the Lenders Party thereto.
“Fifth Amendment Covenant Period” shall mean the period commencing on the Fifth Amendment Effective Date and ending on December 31, 2017.
“Fifth Amendment Effective Date” shall mean the Amendment Effective Date (as defined in the Fifth Amendment).
“First Lien First Out Leverage Ratio” shall mean as of the last day of each fiscal quarter of the Borrower, the ratio of (a) Consolidated First Lien First Out Secured Debt to (b) Consolidated EBITDAX for the Test Period ending on such date (in each case, after giving pro forma effect to transactions contemplated in such period as set forth in the definition of “Consolidated EBITDAX” during the Test Period, as if such transaction or event occurred on the first day of the Test Period).
“First Lien Asset Coverage Ratio” shall mean as of the applicable June 30 or December 31, the ratio of (a) the sum of (i) PV-10 and (ii) the Hedge PV-10, in each case as of such date to (b) the sum of the aggregate principal amount of all Indebtedness for borrowed money that is secured by Liens and provides for collateral recovery in respect of such Liens on an equal priority or greater priority basis to the collateral recovery in respect of the First Lien Second Out Obligations.
“First Lien Intercreditor Agreement” shall mean an intercreditor agreement by and among the Borrower, the Administrative Agent, as agent for the First-Out Secured Parties (as defined therein) and the agent for the First Lien Second Out Secured Parties in the form of Exhibit J or another form otherwise reasonably acceptable to the Majority Lenders.
“First Lien Second Out Credit Documents” shall mean the credit documents evidencing the First Lien Second Out Junior Indebtedness.
“First Lien Second Out Junior Indebtedness” shall have the meaning given to such term in the definition of “Permitted Junior Indebtedness”.
“First Lien Second Out Obligations” shall have the meaning given to such term in the definition of “Obligations”.
“First Lien Second Out Secured Parties” shall have the meaning assigned to the term “Second-Out Secured Parties” in the First Lien Intercreditor Agreement.
“First Out Obligations” shall have the meaning given to such term in the definition of “Obligations”.

“Hedge PV-10” shall mean, with respect to any commodity Hedge Agreement, the present value, discounted at 10% per annum, of the future receipts expected to be paid to the Borrower or the Subsidiaries under such Hedge Agreement netted against the Strip Price.
“Increase Effective Date” shall have the meaning given to such term in Section 2.16(a)(iv).
“Loan Documents” means the Credit Documents and the First Lien Second Out Credit Documents.
“Maturity Date” shall mean the fifth anniversary of the Funding Date; provided that, following the incurrence of First Lien Second Out Junior Indebtedness, such term shall mean the earlier to occur of (i) the fifth anniversary of the Funding Date, (ii) in the event that $100,000,000 or greater aggregate principal amount of 2020 Notes remain outstanding on the date that is 182 days prior to their stated maturity date (such 182nd day prior the “2020 Notes Springing Maturity Date”), the 2020 Notes Springing Maturity Date and (iii) in the event that $100,000,000 or greater aggregate principal amount of 2021 Notes remain outstanding on the date that is 182 days prior to their stated maturity date (such 182nd day prior, the “2021 Notes Springing Maturity Date”), the 2021 Notes Springing Maturity Date.
“Mortgaged Property” shall mean the real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 10.10.
“New Lenders” shall have the meaning given to such term in Section 2.16(a).
“O&G Expenditure” shall mean (a) any capital expenditures or other expenditures for leasehold, seismic or for maintenance, repair or improvement of existing properties and assets; provided that such expenditures, repairs or improvements are made on assets constituting Collateral and (b) any acquisition of other assets that are used or useful in an oil and gas business, including Oil and Gas Properties.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under (a) any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement (the “First Out Obligations”) or (b) the First Lien Second Out Credit Documents (the “First Lien Second Out Obligations”), in each case, entered into with the Borrower or any of its Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents and First Lien Second Out Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document or First Lien Second Out Credit Document. Notwithstanding the foregoing, solely with respect to any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Hedge Obligations of such Credit Party shall in any event be excluded from “Obligations” owing by such Credit Party.
“Permitted Junior Indebtedness” shall mean (a) Permitted Second Lien Indebtedness and (b) Indebtedness of the Borrower and its Subsidiaries (“First Lien Second Out Junior Indebtedness”) that (i) is secured by the Liens on the Collateral that secure the First Out Obligations but provide for collateral recovery in respect of such Liens to be junior to the collateral recovery in respect of the First Out Obligations, (ii) is subject to the Existing Intercreditor Agreement such that the lending parties under such Indebtedness are “Priority Lien Secured Parties” (as defined therein), (iii) is subject to a First Lien Intercreditor Agreement, (iv) has a maturity date (taking into account any adjustable features of the maturity date) that is not earlier than 91 days after the Maturity Date (determined at the time of issuance or incurrence of such First Lien Second Out Junior Indebtedness), (v) is issued at market terms, as certified by an Authorized Officer of the Borrower in good faith, which certification may be made at the time that the documents governing such Indebtedness are entered into and (vi) may not be mandatorily prepaid prior to the repayment of the Term Loans (except regularly scheduled amortization payments not to exceed 1% annually of the original principal amount of such Indebtedness); provided, further, that the terms and documentation of such Indebtedness shall be (A) reasonably satisfactory to the Administrative Agent or (B) either (x) not materially more restrictive, taken as a whole, to the Borrower and its Subsidiaries, than the Credit Documents (or if materially more restrictive, the Lenders receive the benefit of the more restrictive terms which, for the avoidance of doubt, may be provided to the Lenders without consent) or (y) if more restrictive, then such more restrictive terms are only applicable after all of the First Out Obligations then due shall have been indefeasibly paid in full in cash, in each case, as certified by an Authorized Officer of the Borrower in good faith.
“PV 10” shall mean, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated using the Strip Price; provided that in no event shall the amount of Proved Undeveloped Reserves included in such calculation exceed 30% of PV-10.
“Security Documents” shall mean, during any Borrowing Base Trigger Period, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, (d) the Existing Intercreditor Agreement, (e) the First Lien Intercreditor Agreement and (f) each other security agreement or other instrument or document executed and delivered pursuant to Section 10.10 or 10.12 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the First Out Obligations.
“Total Debt Leverage Ratio” shall mean, for the most recently ended fiscal quarter of the Borrower, the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDAX for the Test Period ending on such date (in each case, after giving pro forma effect to transactions contemplated in such period as set forth in the definition of “Consolidated EBITDAX” during such Test Period, as if such transaction or event occurred on the first day of the Test Period).

(b)    The definition of “Applicable Equity Amount” is hereby amended by (a) replacing “Section 11.7(c)(iii)” with “Section 11.7(b)(iii)” in subclause (b)(iii) thereof and (b) replacing “Section 11.7(c)” with “Section 11.7(b)” in the last sentence thereof.
(c)    Clause (b) of the definition of “Change Of Control” is hereby amended and restated in its entirety to read as follows:
“(b)    occupation at any time of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement or (ii) nominated or appointed by the Board of Directors of the Borrower; or”
(d)    The definition of “Collateral Requirements” is hereby amended by deleting the word “and” preceding the last proviso thereof and adding the following proviso at the end thereof:
“; and provided further that with respect to assets of the Credit Parties that are not subject to an Acceptable Security Interest of the Administrative Agent on behalf of the Secured Parties on or after the Fifth Amendment Effective Date, the Credit Parties shall not be required to execute and cause its Material Subsidiaries to execute any Mortgages necessary to provide such Acceptable Security Interest on such assets until 30 days after the Fifth Amendment Effective Date or, for property acquired after the Fifth Amendment Effective Date, the date first acquired or received by the Borrower or a Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 10.10(b)), as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion; provided that such longer period shall not exceed thirty (30) days without the written consent of the Majority Lenders; and provided further that the Administrative Agent will provide five (5) Business Days advance notice to the Lenders before recording the Mortgages in connection with such grant of such Acceptable Security Interest and, absent an objection from any Lender by notice to the Administrative Agent of additional flood due diligence requirements with respect to the Mortgaged Properties, the Administrative Agent will proceed to record such Mortgages).”
(e)    The first proviso at the end of the definition of “Consolidated Interest Charges” is hereby amended by replacing the words “Permitted Second Lien Indebtedness” with “Permitted Junior Indebtedness”.
(f)    The end of the definition of “Excluded Property” is hereby amended by replacing “, (e) all real property not constituting Borrowing Base Properties, (f) all Midstream Assets and Power Assets and (g)” with “and (e)”.
(g)    Clause (a) of the definition of “Excluded Subsidiary” is hereby amended by inserting the words “(provided that no existing Guarantor shall become an Excluded Subsidiary pursuant to this clause (a) if such Guarantor subsequently becomes a non-wholly owned Subsidiary)” immediately following the first parenthetical contained therein.

(h)    Clause (viii) of the proviso at the end of the definition of “Indebtedness” is hereby amended by (a) deleting the words “the sale of” contained therein and (b) replacing the word “interest” with “interests” at the end thereof.
(i)    Clause (g) of the definition of “Oil and Gas Properties” is hereby amended by adding the words “, steam flood facilities” immediately following the second parenthetical thereof.
(j)    The first parenthetical of clause (b) of the definition of “Permitted Additional Debt” is hereby amended by replacing “or” with “,” and adding the words “or make-whole” immediately following the word “prepayment”.
(k)    The proviso of “Permitted Refinancing Indebtedness” is hereby amended by (a) replacing the word “or” with “,” in the parenthetical of clause (D), (b) adding the words “or make-whole” immediately following the word “prepayment” in the parenthetical of clause (D) and (c) replacing clause (E) with the following clause:
(E) if the Indebtedness being Refinanced is Permitted Junior Indebtedness, the terms and conditions of such Permitted Refinancing Indebtedness meet the requirements of clauses (i)-(iv) of the definition of “Permitted Second Lien Indebtedness” or of clauses (b)(i)-(vi) of the definition of “Permitted Junior Indebtedness”, as applicable, if such Permitted Refinancing Indebtedness is secured by any property of the Borrower or its Subsidiaries.
(l)    Clause (i) of the first proviso of “Permitted Second Lien Indebtedness” is hereby amended by replacing the words “an intercreditor agreement in the form of Exhibit J” with “the Existing Intercreditor Agreement”.
(m)    The definition of “Revolving Commitment” is hereby amended by replacing the words “Third Amendment Effective Date is $1,600,000,000” with “Fifth Amendment Effective Date is $1,400,000,000” in the last sentence thereof.
(n)    The definition of “Subsidiary” is hereby amended by replacing “.” with “;” at the end of the second subclause of such definition and by adding the following proviso immediately following such replacement:
“provided that, Development Joint Ventures shall not be deemed to be Subsidiaries of the Borrower or of any of its Subsidiaries.”
(o)    Clause (x) of the definition of “Strip Price” is hereby amended by adding the words “Hedge PV-10 and/or” immediately following the word “determining”.
(p)    Each of the following definitions is hereby amended by replacing the term “Obligations” with “First Out Obligations”: Permitted Additional Debt.
(q)    Each of the following definitions is hereby amended by replacing all occurrences of the term “Deposit Account” with “deposit account”: Collateral Requirements and Excluded Deposit Account.

2.2    Amendment to Certain Sections. Each of the following Sections and Articles of the Credit Agreement is hereby amended by replacing all occurrences of the term “Obligations” therein with “First Out Obligations”: Section 5.6, the lead-in paragraph to Article X, Section 10.14, the lead-in paragraph to Article XI, Section 11.1(e), Section 11.2(a), Section 11.2(y), Section 11.8, Section 11.9(i), Section 12.10 (except the last paragraph thereof), Section 13.13, Section 14.7, Section 14.17, Section 14.21, Section 14.22 and Section 14.23.
2.3    Amendment to Article II. Article II of the Credit Agreement is hereby amended by adding the following Section 2.16:
Section 2.16 Increase of Revolving Commitments.
(a)     The Borrower shall have the option, without the consent of the Lenders, from time to time to cause one or more increases in the Total Revolving Commitment by adding, subject to the prior written consent (which may not be unreasonably withheld or delayed) of the Administrative Agent and each Letter of Credit Issuer, to this Agreement one or more financial institutions as Lenders (collectively, the “New Lenders”) or by allowing one or more Lenders to increase their respective Revolving Commitments, subject to the satisfaction of the following conditions:
(i)    prior to and after giving effect to the increase, no Default or Event of Default shall have occurred hereunder and be continuing;
(ii)    all representations and warranties made by any Credit Party contained in the Credit Documents shall be, to the knowledge of an Authorized Officer of the Borrower and its Subsidiaries, true and correct in all material respects (unless such representations and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case they are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Increase Effective Date (as defined below) (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless such representations and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case they are true and correct in all respects) as of such earlier date).
(iii)    no such increase shall cause the aggregate increases in Commitments pursuant to this Section 2.16 to exceed the lesser of (a) $250,000,000 and (b) the positive difference if any between (i) the Borrowing Base and (ii) the sum of the Total Revolving Commitments and the Total Term Loans Commitments;
(iv)    no Lender’s Revolving Commitment shall be increased without such Lender’s prior written consent which consent may be given or withheld in such Lender’s sole and absolute discretion; and
(v)    such increase shall be evidenced by an incremental commitment agreement in form and substance reasonably acceptable to the Administrative Agent and executed by the Borrower, the Administrative Agent, New Lenders, if any, and Lenders increasing their

Revolving Commitments, if any, and which shall indicate the amount and allocation of such increase in the Aggregate Commitments and the effective date of such increase (the “Increase Effective Date”).
Each financial institution that becomes a New Lender pursuant to this Section 2.16 by the execution and delivery to the Administrative Agent of the applicable incremental commitment agreement shall be a “Lender” for all purposes under this Agreement on the applicable Increase Effective Date. The Borrower shall borrow and prepay Loans on each Increase Effective Date to the extent necessary to keep the outstanding Loans of each Lender ratable with such Lender’s revised Revolving Commitment Percentage after giving effect to any nonratable increase in the Total Revolving Commitments under this Section 2.16.
(b)    As a condition precedent to each increase pursuant to subsection (a) above, the Borrower shall deliver to the Administrative Agent the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)    a certificate dated as of the Increase Effective Date, signed by an Authorized Officer of the Borrower certifying that each of the conditions to such increase set forth in this Section 2.16 shall have occurred and been complied with and that, before and after giving effect to such increase, no Default or Event of Default exists;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of the Borrower and each Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with such increase agreement and any Guarantors’ Consent to such increase agreement, and such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor is validly existing and in good standing in its jurisdiction of organization; and
(iii)    a favorable opinion of independent legal counsel reasonably acceptable to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, relating to such increase agreement and any Guarantors’ Consent to such increase agreement, addressed to the Administrative Agent and each Lender.
2.4    Amendment to Section 2.14. Section 2.14 of the Credit Agreement is hereby amended by (a) deleting “(i)” after “other than” in the first parenthetical of Subsection 2.14(f) and (b) deleting “and (ii) Permitted Second Lien Indebtedness incurred to refinance the Term Loans or the Senior Notes, up to the original principal amount of the refinanced Term Loans or Senior Notes, as applicable” after “of the refinanced Indebtedness” at the end of the first parenthetical in Subsection 2.14(f).
2.5    Amendment to Section 5.2. Section 5.2 of the Credit Agreement is hereby amended by (a) inserting “; provided, that for the purposes of this Section 5.2(d), Consolidated Cash Balance shall not be deemed to include any Net Cash Proceeds that will be repaid pursuant to Sections 5.2(e) through (h) hereof” after “then-outstanding Swingline Loans plus Revolving Loans” at the end of Subsection 5.2(d), (b) inserting “(other than (i) Dispositions valued in good faith by the Borrower at less than $1,000,000 individually or $10,000,000 in the aggregate for any fiscal year of the Borrower and (ii) cash received for costs and expenses incurred in the conduct of exploration and development operations in connection with Exploration and Development Dispositions),” after the first instance of “Disposition” in Subsection 5.2(f), (c) replacing “Section 11.1(bb)” with “Section 11.1(aa)” in Subsection 5.2(g), (d) deleting the phrase “less any Net Cash Proceeds used or reserved by a written notice to the Administrative Agent for a use permitted by Section 11.7(d)(iii) (provided that to the extent the Borrower determines that such reserved Net Cash Proceeds will or cannot thereafter be used as permitted by Section 11.7(d)(iii), then the Borrower shall prepay the Term Loans by the amount of unused Net Cash Proceeds)” in Subsection 5.2(g) and (e) amending and restating clause (e) as follows and inserting the following clause (h) after clause (g) thereof and re-lettering the subsequent clauses accordingly:
(e)    Repayment of Loans Following Disposition of Non-Borrowing Base Properties. If the Borrower or any one of the other Credit Parties consummates a Disposition (other than (i) Dispositions valued in good faith by the Borrower at less than $1,000,000 individually or $10,000,000 in the aggregate for any fiscal year of the Borrower and (ii) cash received for costs and expenses incurred in the conduct of exploration and development operations in connection with Exploration and Development Dispositions), to a Person other than the Borrower or any one of the other Credit Parties (x) of properties not constituting Borrowing Base Properties or (y) of any Stock or Stock Equivalents of any Subsidiary owning properties not constituting Borrowing Base Properties (each a “Non-Borrowing Base Disposition”), the Borrower shall, on the Business Day after receiving such proceeds, (i) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (A) 100% of the Net Cash Proceeds obtained from such Disposition less any Net Cash Proceeds used or reserved for a purpose permitted by Section 11.7(a)(i) or if limited to the amount that could be so reserved for general corporate purposes (other than, for the avoidance of doubt, prepayment of any Indebtedness (excluding prepayment of First Out Obligations)) or to make an O&G Expenditure subject to the limitations set forth in Section 11.15 and (B) the sum of the then-outstanding Term Loans and (ii) repay the Revolving Loans with any such Net Cash Proceeds remaining after giving effect to the prepayment of Term Loans required by, and other uses permitted under, Section 5.2(e)(i); provided, that contemporaneously with any repayment of Revolving Loans made pursuant to Section 5.2(e)(ii), the Total Revolving Commitment shall be reduced by the amount of such repayment.

(h)     Repayment of Loans Following Incurrence of Permitted Junior Indebtedness. If the Borrower or any one of the other Credit Parties incurs any Permitted Junior Indebtedness, the Borrower shall, on the Business Day after receiving such proceeds, prepay the Term Loans at par in an aggregate principal amount equal to (1) in the event of the initial incurrence of such Permitted Junior Indebtedness pursuant to Section 11.1(aa), the lesser of (i) the greater of (a) $106,250,000 or (b) 25% of the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received) and (ii) the sum of the then-outstanding Term Loans and (2) thereafter, the lesser of (i) 25% of the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received) and (ii) the sum of the then-outstanding Term Loans.
2.6    Amendment to Section 9.14.    Section 9.14(a) of the Credit Agreement is hereby amended by replacing the words “With respect to any Reserve Report delivered after a Borrowing Base Trigger Event, after” with “After”.
2.7    Amendment to Section 9.15. Section 9.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
9.15    Solvency. The Borrower, on a consolidated basis with its Subsidiaries, is Solvent and neither the Borrower nor any of its Subsidiaries presently intends to or presently anticipates it will (a) be or become subject to a voluntary case under any debt relief law, (b) make a general assignment for the benefit of creditors or (c) have a custodian, conservator, receiver or similar official appointed for such Person or any substantial part of such Person’s assets, and no such Person presently expects or presently anticipates it will (w) be or become subject to an involuntary case under any debt relief law, (x) be subject to a forced liquidation or otherwise be adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, (y) make a general assignment for the benefit of creditors as a result of any direct action by any other Person or (z) have a custodian, conservator, receiver or similar official appointed for such Person or any substantial part of such Person’s assets as a result of any direct action by any other Person.

2.8    Amendment to Section 10.1. Section 10.1 of the Credit Agreement is hereby amended by (a) inserting the words “, together with, if not otherwise required to be filed with the SEC, a customary management discussion and analysis describing the financial condition and results of operations of the Borrower and its Subsidiaries” at the end of each of Subsection 10.1(a) and 10.1(b) thereof and (b) inserting the words “contemporaneously with the delivery thereof to such other Person” at the beginning of clause (ii) of Subsection 10.1(f) thereof.
2.9    Amendment to Section 10.10. Section 10.10 of the Credit Agreement is hereby amended by (a) inserting the words “; provided that, in connection with the delivery of any Mortgages, the Administrative Agent shall receive, with regards to certain laws of the State of California, a legal opinion of Day Carter & Murphy LLP or other California counsel to the Borrower, in a form and substance reasonably satisfactory to the Administrative Agent, and in each case, subject to customary qualifications and exceptions” immediately following the words “Collateral Requirements” contained in Subsection 10.10(a)(iii) thereof and (b) inserting the following new Subsections 10.10(e) and 10.10(f):
(e)    During a Borrowing Base Trigger Period, subject to any applicable limitations set forth in the Pledge Agreement, the Borrower will pledge, and if applicable will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 10.10(b)) to pledge, as soon as is practicable using commercially reasonable efforts, but in any event within ten (10) Business Days (or such longer period as the Administrative Agent shall agree) of the Fifth Amendment Effective Date or, for after-acquired property, the date it is first acquired or received by the Borrower or a Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 10.10(b)), as applicable, to the Administrative Agent, for the benefit of the Secured Parties, all of the Stock (other than any Excluded Stock meeting the definition of any of clause (a)-(c) or (e)-(h) thereof) that is owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 10.10(b)) in each Development Joint Venture.
(f)    Subject to any applicable limitations set forth in the Security Documents or the Pledge Agreement, upon the occurrence and during the continuation of a Borrowing Base Trigger Period, as soon as practicable using commercially reasonable efforts, but in any event within thirty (30) days (or such longer period as the Administrative Agent shall agree in its reasonable discretion) of the later of the Fifth Amendment Effective Date or the first day of such Borrowing Base Trigger Period, the Borrower will execute and cause its Material Subsidiaries to execute any Mortgages necessary to provide an Acceptable Security Interest subject to one-action rule waivers (to the extent permitted by applicable law) on all non-Borrowing Base Properties of the Credit Parties; provided that in the event such non-Borrowing Base Properties are acquired during a Borrowing Base Trigger Period, the Borrower shall execute such Mortgages as soon as practicable using commercially reasonable efforts, but in any event within ten Business Days (10) days (or such longer period as the Administrative Agent shall agree) after such non-Borrowing Base Properties are acquired; provided further that (i) such assets may be subject to Liens permitted under Section 11.2 and (ii) no intention to subordinate the Acceptable Security Interest of the Administrative Agent and the Secured Parties pursuant to the Security Documents is to be hereby implied or expressed by the permitted existence of such Permitted Liens.
2.10    Amendment to Section 10.12. Section 10.12 of the Credit Agreement is hereby amended by inserting the following new Subsection 10.12(c):
(c)    Notwithstanding anything herein to the contrary, upon the written request of the Administrative Agent, the Borrower shall pay the Administrative Agent all costs and expenses incurred or to be incurred in connection with an appraisal of the Elk Hills power plant.
2.11    Amendment to Section 10.13. Section 10.13 of the Credit Agreement is hereby amended by (a) inserting the words “; provided, further, that such Reserve Report shall be substantially similar to the Borrower’s year-end reserve report filed with the SEC” at the end of the first proviso of Subsection 10.13(a) thereof and (b) inserting the words “provided that such Reserve Report shall be prepared in a customary fashion substantially similar to past reserve reports delivered under this Agreement” at the end of the penultimate sentence of Subsection 10.13(a) thereof.
2.12    Amendment to Section 11.1. Section 11.1 of the Credit Agreement is hereby amended by (a) inserting the words “in an aggregate principal amount not to exceed $250,000,000 at any one time outstanding” immediately following the words “Production Payment” contained in Subsection 11.1(u) thereof, (b) inserting “and clauses (z) and (aa) below, in each case subject to any limitations on Consolidated Interest Charges contained therein” at the end of Subsection 11.1(y) and (c)

amending and restating Subsection 11.1(aa) in its entirety as follows and deleting Subsection 11.1(bb):
(aa)    during a Borrowing Base Trigger Period, (x) additional Permitted Junior Indebtedness of the Borrower or any other Credit Party incurred solely for the purposes set forth in Section 5.2(g)(i)(A) and Section 11.7(a)(ii); provided that (i) the aggregate principal amount of such Indebtedness at any time does not exceed $1,000,000,000, (ii) after giving effect to the permitted use of proceeds thereof, the aggregate increase in annual pro forma Consolidated Interest Charges (excluding, for the purposes of this Section 11.1(aa) interest that is permitted to be paid in kind) from the Fifth Amendment Effective Date to the date of such issuance or incurrence does not exceed the product of (1) $40,000,000 and (2) the ratio of aggregate amount of Permitted Junior Indebtedness incurred pursuant to this Section 11.1(aa) and $1,000,000,000 (giving effect to up to $1,000,000 for undrawn fees related to the Revolving Commitment reduction on the Fifth Amendment Effective Date), (iii) the principal amount of Senior Notes and Permitted Second Lien Debt prepaid, repurchased, redeemed or defeased is in an amount not less than $500,000,000 and (iv) the Term Loans are concurrently prepaid pursuant to Section 5.2(h) and (y) any Permitted Refinancing Indebtedness issued or incurred to refinance such Indebtedness that satisfies the requirements of clause (x) of this Section 11.1(aa).

2.13    Amendment to Section 11.2. Section 11.2 of the Credit Agreement is hereby amended by (a) inserting the words “which, in the case of Production Payments constituting Indebtedness, shall not exceed an aggregate principal amount of $250,000,000 at any one time outstanding” immediately following the words “Production Payments” contained in Subsection 11.2(q) thereof, (b) replacing “an intercreditor agreement in the form of Exhibit J” with “the Existing Intercreditor Agreement” in Subsection 11.2(y) and (c) amending and restating Subsection 11.2(aa) and 11.2(bb) in their entirety to read as follows:
(aa)    during a Borrowing Base Trigger Period, Liens securing Indebtedness incurred under Section 11.1(aa); provided that in the case of Permitted Second Lien Indebtedness, such Liens are subordinated to the Liens securing the Obligations pursuant to the Existing Intercreditor Agreement; and
(bb) Liens securing the counterparty’s interests under farm-in agreements or farm-out agreements and Development Joint Ventures relating to Proved Undeveloped Reserves or Hydrocarbon Interests to which no Proved Reserves are attributable or undeveloped acreage to which no Proved Reserves are attributable, which Liens may be first priority Liens senior to the Liens securing the Obligations, if the aggregate value of the property secured by such Liens pursuant to this Section 11.2(bb), valued at the time such agreement is entered into, is less than or equal to $200,000,000; provided that, if requested by the Borrower, the Administrative Agent shall release its Mortgage to the extent it encumbers property that is the subject of the counterparty’s interests under such farm-in agreements, farm-out agreements or Development Joint Ventures and release the Liens on the interest to be transferred to the counterparty under such farm-in agreements, farm-out agreements or Development Joint Ventures; provided further, that the Administrative Agent may refile such Mortgage immediately following the grant and perfection of the Lien securing the counterparty’s interest permitted by this Section 11.2(bb) or after 30 days following release, whichever is earlier; provided further that the Administrative Agent shall be required to do so only if the same actions have been taken, or will be taken substantially concurrently, by the agent for the First Lien Second Out Secured Parties.
2.14    Amendment to Section 11.4. Section 11.4(a) of the Credit Agreement is hereby amended by (a) inserting the words “, other than in the case of an Exploration and Development Disposition made in compliance with this Section 11.4(a)(ii),” into Subsection 11.4(a)(ii) immediately following the first instance of the word “that” in the last proviso of such Subsection 11.4(a)(ii) and (b) replacing the proviso at the end of Section 11.4(a) with the following proviso:
provided, however, that at least 75% (or with respect to Section 11.4(a)(xiii) only, (x) 60%, in the event the Borrower’s Total Debt Leverage Ratio is greater than 4:00 to 1:00 or (y) 40%, in the event the Borrower’s Total Debt Leverage Ratio is less than or equal to 4:00 to 1:00) of the consideration received by the Borrower or any Subsidiary in connection with a Disposition permitted under Section 11.4(a) is in the form of cash, other than (A) any Disposition permitted under subsections (i), (iii)-(iv), (vii)-(ix), (xi) or (xii) of Section 11.4(a) and (B) any Disposition consisting of (x) farm-in or farm-out transactions permitted under this Section 11.4(a), or (y) Proved Undeveloped Reserves disposed of to a Development Joint Venture (any transaction permitted under this subclause (B) if the value of the acreage contributed to such Development Joint Venture by the Borrower for any such Disposition, valued at the time the Development Joint Venture is entered into, is less than or equal to $200,000,000 (an “Exploration and Development Disposition”); and provided further that if the consideration for any such Disposition pursuant to clauses (A) above equals or exceeds $100,000,000, such Disposition shall be for Fair Market Value and the determination of Fair Market Value shall be confirmed by an investment bank or made by an independent third-party reasonably acceptable to the Administrative Agent and provided further that any cash received in connection with an Exploration and Development Disposition transaction in order to fund costs and expenses incurred in the conduct of exploration and development operations may be used by the Borrower or any Subsidiary for funding such development).
2.15    Amendment to Section 11.5. Section 11.5 of the Credit Agreement is hereby amended by (a) inserting “(A)” at the beginning of Subsection 11.5(b)(viii) thereof, (b) replacing the first parenthetical contained in Subsection 11.5(b)(viii) thereof with the words “in respect of Permitted Acquisitions and (B) Investments in respect of Royalty Trusts and master limited partnerships”, (c) inserting “(x)” immediately following the first occurrence of the word “that” in the last proviso of Subsection 11.5(b)(viii) thereof, (e) inserting the words “and (y) for the avoidance of doubt, any prepayment, repurchase, redemption or defeasance of the Senior Notes, any Permitted Junior Indebtedness or any Permitted Additional Debt shall also be subject to compliance with Section 11.7” at the end of the last proviso of Subsection 11.5(b)(viii) thereof and (f) inserting the following proviso at the end of Subsection 11.5(b)(xvii) thereof:

provided that any asset, property, equity interests or other interest that (a) is property described in clauses (d) or (f) of the definition of Excluded Stock, (b) has an aggregate value with all such property in excess of $50,000,000 and (c) is received in connection with any Investment under this clause (xvii) shall be pledged as Collateral except (i) to the extent such Investment is made in connection with a farm-in, farm-out or Development Joint Venture or (ii) to the extent otherwise excluded pursuant to clause (b) of the definition of Excluded Stock;
2.16    Amendment to Section 11.7. Section 11.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Except as permitted by Section 11.7(b), the Borrower shall not, and shall not permit the other Credit Parties to, make any prepayment, repurchase, redemption or defeasance of the Senior Notes, any Permitted Junior Indebtedness or any Permitted Additional Debt (it being understood that payments of regularly scheduled cash interest in respect of, payment of principal on the scheduled maturity date of, the Senior Notes or Permitted Junior Indebtedness (only to the extent permitted under the definition thereof) or Permitted Additional Debt shall be permitted prior to maturity, as applicable), except the Borrower or any Credit Party, as applicable, may:
(i)    prepay, repurchase, redeem or defease any Permitted Additional Debt, the Senior Notes or Permitted Second Lien Indebtedness with an amount up to (x) in the event the Borrower’s Total Debt Leverage Ratio is greater than 4:00 to 1:00, 40% multiplied by the sum of (x) Net Cash Proceeds plus (y) Permitted Additional Debt, Senior Notes or Permitted Second Lien Indebtedness obtained as consideration for a Non-Borrowing Base Disposition (such amount reduced by any portion of the total consideration for such Disposition received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes or Permitted Second Lien Indebtedness (which Permitted Additional Debt, Senior Notes or Permitted Second Lien Indebtedness may comprise up to 40% of the total consideration for such Disposition)) or (y) in the event the Borrower’s Total Debt Leverage Ratio is less than or equal to 4:00 to 1:00, 60% multiplied by the sum of (x) Net Cash Proceeds plus (y) Permitted Additional Debt, Senior Notes or Permitted Second Lien Indebtedness obtained as consideration for a Non-Borrowing Base Disposition; provided that any such Permitted Additional Debt, Senior Notes or Permitted Second Lien Indebtedness obtained as consideration shall be valued at Fair Market Value and shall comprise no more than 60% of the total consideration for such Disposition; and
(ii)    prepay, repurchase, redeem or defease any Permitted Additional Debt, the Senior Notes or Permitted Second Lien Indebtedness with an amount up to 75% multiplied by the sum of (x) Net Cash Proceeds plus (y) Permitted Additional Debt, Senior Notes or Permitted Second Lien Indebtedness obtained as proceeds, in each case of any incurrence of Indebtedness permitted under Section 11.1(aa) (such amount reduced by any portion of the total proceeds of such incurrence received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes or Permitted Second Lien Indebtedness (which Permitted Additional Debt, Senior Notes or Permitted Second Lien Indebtedness may comprise up to 75% of such total proceeds));

provided that with respect to each of clauses (i) and (ii) above, (A) the principal amount of such Senior Notes, Permitted Second Lien Indebtedness, or Permitted Additional Debt, as applicable, is prepaid, repurchased, redeemed or defeased at a discount of 35 % to par or greater (calculated for each prepayment, repurchase, redemption or defeasance on a weighted average basis giving effect (in addition to the discount in such prepayment, repurchase, redemption or defeasance) to any prior discount in prepayments, repurchases, redemptions or defeasances that have occurred from the first day of the calendar quarter in which such prepayment, repurchase, redemption or defeasance is consummated to the date such prepayment, repurchase, redemption or defeasance is consummated (it being understood that such calculation shall be made exclusive of any consideration paid to the holders of such Indebtedness in the form of Stock or the cash proceeds of Stock used to prepay, repurchase, redeem or defease such Indebtedness)), (B) after giving pro forma effect to such prepayment repurchase, redemption or defeasance, Liquidity is equal to $450,000,000 or greater (C) no Event of Default has occurred and is continuing, and (D) after giving pro forma effect to such prepayment, repurchase, redemption or defeasance and any related pro forma adjustment (including, without limitation, any substantially concurrent incurrence of Indebtedness or Disposition and with such pro forma adjustments including the recalculation of PV-10 on a pro forma basis), the Borrower is in pro forma compliance with the Financial Performance Covenants set forth in Section 11.11. For the avoidance of doubt, for the purposes of this Section 11.7(a), the amount of any Senior Notes or Permitted Second Lien Indebtedness shall be calculated using the Fair Market Value of such Senior Notes or Permitted Second Lien Indebtedness at the time of the prepayment, repurchase, redemption or defeasance thereof;
(b)    Notwithstanding the foregoing, nothing in Section 11.7(a) shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Administrative Agent instructing it not to make or permit the Borrower and/or the Subsidiaries to make any such repayment or prepayment, (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 11.1 after giving effect to such transfer or (iii) the prepayment, repurchase, redemption or other defeasance of the Senior Notes, any Permitted Junior Indebtedness or any Permitted Additional Debt (x) with the amount of the Net Cash Proceeds of the issuance or sale of Stock (other than Disqualified Stock) of the Borrower within ninety (90) calendar days of the issuance of such Stock (such amount, an Equity Funded Prepayment”) or (y) in exchange for Stock (other than Disqualified Stock) of the Borrower; and
(c)    The Borrower will not amend or modify the Senior Notes Documents or the documentation governing any Permitted Junior Indebtedness or any senior subordinated or subordinated Permitted Additional Debt or the terms applicable thereto to the extent that (i) any such amendment or modification, taken as a whole, would be adverse to the Lenders in any material respect or (ii) the provisions of the Senior Notes Documents or the documentation governing any senior subordinated or subordinated Permitted Additional Debt, as so amended or modified, would not be permitted to be included in the documentation governing any senior subordinated or subordinated Permitted Additional Debt at the time such Indebtedness was issued.

2.17    Amendment to Section 11.10. Section 11.10(a)(i)(C) of the Credit Agreement is hereby amended by replacing each instance of “clause (ii)” therein with “clause (i)”.
2.18    Amendment to Section 11.11. Section 11.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Leverage Ratio. During a Borrowing Base Trigger Period, the Borrower will not permit the First Lien First Out Leverage Ratio as of the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter of the Borrower ending March 31, 2018 to be greater than 2.25 to 1:00.
(b)    Interest Expense Ratio. During a Borrowing Base Trigger Period, the Borrower will not permit the Interest Expense Ratio as of the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter of the Borrower ending March 31, 2018 to be less than 2.00 to 1:00.
(c)    Asset Coverage Ratio. As of the last day of each fiscal quarter of the Borrower (other than during a Borrowing Base Trigger Period when a Borrowing Base has been established), the Borrower will not permit the Asset Coverage Ratio to be less than the ratio applicable to such fiscal quarter set forth below:

Fiscal Quarter Ending	Asset Coverage Ratio
March 31, 2015 through December 31, 2016	1.05 to 1.00
Thereafter	1.50 to 1.00

(d)    First Lien First Out Leverage Ratio. During the Fifth Amendment Covenant Period, the Borrower will not permit the First Lien First Out Leverage Ratio to exceed the ratio applicable to such fiscal quarter set forth below:

Fiscal Quarter Ending	Maximum First Lien First Out Leverage Ratio
June 30, 2016 through June 30, 2017	3:50 to 1.00
September 30, 2017 through December 31, 2017	3.25 to 1.00

(e)    Minimum Interest Expense Ratio. During the Fifth Amendment Covenant Period, the Borrower will not permit the Interest Expense Ratio of the Borrower commencing with the fiscal quarter of the Borrower ending June 30, 2016 to be less than 1.20 to 1:00.

(f)    First Lien Asset Coverage Ratio. During a Borrowing Base Trigger Period, the Borrower will not permit the First Lien Asset Coverage Ratio as of any June 30 or December 31 to be less than 1.20 to 1.00.
2.19    Amendment to Section 11.15. Section 11.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:
11.15    Capital Expenditures. The Borrower will not and will not permit any of the Subsidiaries to make or commit to make any Capital Expenditure (x) in excess of $125,000,000 during the 2016 fiscal year or (y) in excess of $200,000,000 during the 2017 fiscal year; provided that any amounts permitted under Section 11.15 to be made and committed as Capital Expenses during the 2016 fiscal year can be made or committed as Capital Expenses during the 2017 fiscal year; provided further that the amount permitted to be made or committed as Capital Expenses during the 2017 fiscal year at any time after June 30, 2017 can be increased dollar-for-dollar by the lesser of (a) $50,000,000 and (b) the positive difference if any between (i) Liquidity as of June 30, 2017 and (ii) the sum of $500,000,000 and Net Cash Proceeds obtained from a Non-Borrowing Base Disposition that are reserved by a written notice to the Administrative Agent pursuant to Section 5.2(e).
2.20    Amendment to Section 11.16. Section 11.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:
11.16    Due Diligence. From and after the Fifth Amendment Effective Date, the Borrower shall use its commercially reasonable efforts to provide to the Administrative Agent information regarding the Non-Borrowing Base Properties as reasonably requested by the Administrative Agent in connection with customary due diligence undertaken on behalf of the Lenders.
2.21    Amendment to Section 12.4. Section 12.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:
12.4 Default Under Other Agreements. (a) (i) The Borrower or any of the Subsidiaries shall default in any payment with respect to any Indebtedness (other than Indebtedness described in Section 12.1) or Hedge Obligations in excess of $125,000,000, beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness or Hedge Obligation was created or (ii) without limiting the provisions of clause (i), any Indebtedness or Hedge Obligations referred to in clause (i) shall be declared to be due and payable, or shall be required to be prepaid, defeased or redeemed other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, (A) with respect to any Hedge Obligations, other than due to a termination event or equivalent event pursuant to the terms of the related Hedge Agreements and (B) other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), prior to the stated maturity thereof or (b) the Borrower or any Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of First Lien Second Out Junior Indebtedness or (ii) fails to observe or perform any other agreement or condition relating to any such Second Out Junior Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto that would allow the lenders thereunder to accelerate such Second Out Junior Indebtedness.
2.22    Amendment to the provisions following Section 12.10. The following paragraph shall be added to the provisions following Section 12.10 of the Credit Agreement immediately following the last paragraph thereof:
Any amount received by the Administrative Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 12.5 shall be applied in accordance with the appropriate section of the First Lien Intercreditor Agreement.
2.23    Amendment to Section 13.12. Section 13.12 of the Credit Agreement is hereby amended by replacing “an intercreditor agreement in the form of Exhibit J” with “the Existing Intercreditor Agreement” in clause (d) thereof.
2.24    Amendment to Section 14.17.     Section 14.17(a) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (v), inserting the following clause (vi) immediately following clause (v) and re-numbering the subsequent clauses accordingly:
(vi) to the extent required in order to give effect to the release contemplated under Section 11.2(bb) hereof and”
2.25    Amendment to Schedules. Schedule 1.1(a) of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1.1(a) attached hereto, and Schedule 1.1(b) of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1.1(b) attached hereto.
2.26    Amendment to Exhibits. Exhibit J attached hereto is hereby added to the Credit Agreement as Exhibit J in place of the existing Exhibit J, and the following reference thereto replaces the existing reference to Exhibit J in the list of “Schedules and Exhibits”: “Exhibit J Form of Senior Intercreditor Agreement.”
Section 3.    Omnibus Amendment to Security Documents. The Majority Lenders hereby direct the Administrative Agent on behalf of the Secured Parties to enter into that certain Omnibus Amendment, dated as of the date hereof, among the Borrower, each Guarantor and the Administrative Agent, a copy of which is attached hereto as Annex A (the “Omnibus Amendment”).
Section 4.    Waiver. The Administrative Agent, acting at the direction of the Majority Lenders, hereby waives compliance by the Borrower with the requirements and limitations set forth in Section 2.3, Section 5.2(g), 5.2(h), Section 10.11, Section 11.1(aa), Section 11.2 and Section 11.7 of the Credit Agreement (in each case, as may be amended by this Amendment) during the Waiver Period to the extent, and only to the extent that, the consummation of the Second Out Transactions would violate such requirements and/or limitations or result in a Default or Event of Default under the Credit Agreement due to the application of such requirements and/or limitations; provided that each of the waivers contained in this Section 4 shall constitute a limited, one-time waiver, and nothing contained herein shall obligate the Lenders to grant any additional or future waiver with respect to, or in connection with, any provision of any Loan Document.
Section 5.    Acknowledgement.    The parties hereto acknowledge and agree that, for purposes of operational convenience, the Administrative Agent may net the proceeds of any repayment under the Revolving Facility contemplated by Recital G hereof that are due to any Lender against any request for a Revolving Borrowing made as contemplated by Recital I hereof, it being understood and agreed that each of the repayment of the Revolving Loans and the funding of the Revolving Loans contemplated by Recitals G and I, respectively, shall be a separate transfer.
Section 6.    Order of Prepayments. The parties hereto agree that each prepayment of any Term Loans in connection with the Second Out Transactions shall be applied in inverse order of maturity among such Term Loans.
Section 7.    Effectiveness.
7.1    This Amendment shall become effective only with respect to Sections 4, 5 and 6 hereof on the first date on which each of the conditions set forth in this Section 7.1 is satisfied (the “Waiver Effective Date”):
(a)    the Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment from the Borrower, each Guarantor and the Majority Lenders;
(b)    the Administrative Agent shall have received an opinion by Sullivan & Cromwell LLP, as counsel to the Credit Parties, in a form reasonably satisfactory to the Administrative Agent;
(c)    the proceeds of the First Lien Second Out Junior Indebtedness incurred pursuant to the First Lien Second Out Credit Agreement contemporaneously with the effectiveness of Sections 4, 5 and 6 hereof comprise an amount not less than $500,000,000 and are funded into the Escrow Account; and
(d)    no Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.
7.2    This Amendment (other than Sections 4, 5 and 6 hereof) shall become effective on the first date on which each of the conditions set forth in this Section 7.2 is satisfied (the “Amendment Effective Date”):
(a)    the Waiver Effective Date shall have occurred;

(b)    the Administrative Agent shall have received an opinion by Sullivan & Cromwell LLP, as counsel to the Credit Parties, in a form reasonably satisfactory to the Administrative Agent;

(c)    the Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Omnibus Amendment from the Borrower and each Guarantor;
(d)    the Borrower shall have permanently reduced the Revolving Commitments by $200,000,000 pursuant to the terms of Section 4.2(a) of the Credit Agreement;
(e)    the initial prepayment of the Term Loans on the Early Settlement Date described in Recital G hereof shall be a concurrent condition to the occurrence of the Amendment Effective Date;
(f)    the Borrower shall have paid (i) an amendment fee payable to the Administrative Agent for the account of each of the Revolving Lenders and Term Loan Lenders (including JPMorgan Chase Bank, N.A.) who has consented to this Amendment by submitting its signature page on or before 5:00 pm Houston time on Thursday, August 4, 2016 in an amount equal to 25 basis points on each such Revolving Lender’s Revolving Commitment and such Term Loan Lender’s Term Loan Commitment, as applicable, in effect on the Amendment Effective Date and (ii) to the extent invoiced, all fees and other amounts due and payable on or prior to the Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement; and
(g)    no Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment;
provided, that upon the Amendment Effective Date, the terms of Section 2.5 hereof shall be deemed to be effective as of the Third Amendment Effective Date.
Section 8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 9.    Miscellaneous.
9.1     (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
9.2    Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Credit Documents, or any future defaults of the same provision waived hereunder (collectively “Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Documents with respect to any Violations; (b) except for the amendments set forth herein, amend or alter any provision of the Credit Agreement, the other Credit Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Credit Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.
9.3    The Borrower and each Guarantor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Amendment Effective Date, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.
9.4    This Amendment is a Credit Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Credit Documents shall apply hereto.
9.5    THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	CALIFORNIA RESOURCES CORPORATION
	By:	/s/ Marshall D. Smith
	Name:	Marshall D. Smith
	Title:	Senior Executive Vice President and Chief Financial Officer

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

GUARANTORS:
CALIFORNIA HEAVY OIL, INC.
CALIFORNIA RESOURCES LONG BEACH, INC.
CALIFORNIA RESOURCES PETROLEUM CORPORATION
CALIFORNIA RESOURCES PRODUCTION CORPORATION
CALIFORNIA RESOURCES TIDELANDS, INC.
SOUTHERN SAN JOAQUIN PRODUCTION, INC.
THUMS LONG BEACH COMPANY

	By:	/s/ Marshall D. Smith
	Name:	Marshall D. Smith
	Title:	Senior Executive Vice President and Chief Financial Officer

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

CALIFORNIA RESOURCES ELK HILLS, LLC CRC CONSTRUCTION SERVICES, LLC CRC SERVICES, LLC SOCAL HOLDING, LLC

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer of California Resources Corporation, its Sole Member

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

CALIFORNIA RESOURCES WILMINGTON , LLC

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer of California Resources Corporation, its Sole Member

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

CRC MARKETING, INC.

By:	/s/ D. Adam Smith
Name:	D. Adam Smith
Title:	Assistant Secretary

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

ELK HILLS POWER, LLC

By:	/s/ Ivan Gaydarov
Name:	Ivan Gaydarov
Title:	Treasurer of California Resources Corporation, the Sole Member of California Resource Elk Hills, LLC, its Sole Member

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

TIDELANDS OIL PRODUCTION COMPANY

By:	/s/ Ivan Gaydarov
Name:	Ivan Gaydarov
Title:	Treasurer of California Resources Tidelands, Inc., its Managing Partner

CALIFORNIA RESOURCES COLES LEVEE, LLC

By:	/s/ Ivan Gaydarov
Name:	Ivan Gaydarov
Title:	Treasurer

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

CALIFORNIA RESOURCES COLES LEVEE, L.P.

By:	/s/ Ivan Gaydarov
Name:	Ivan Gaydarov
Title:	Treasurer of California Resources Coles Levee, LLC, its General Partner

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Letter of Credit Issuer, Swingline Lender, Revolving Lender and Term Loan Lender

By:	/s/ Douglas A. Kravitz
Name:	Douglas A. Kravitz
Title:	Executive Director

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

BANK OF AMERICA, N.A. as Syndication Agent, Letter of Credit Issuer, Swingline Lender, Revolving Lender and Term Loan Lender

By:	/s/ Edna Aguilar Mitchell
Name:	Edna Aguilar Mitchell
Title:	Director

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

CITIBANK, N.A., AS Letter of Credit Issuer, Revolving Lender and Term Loan Lender

By:	/s/ Saqeeb Ludhi
Name:	Saqeeb Ludhi
Title:	Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Revolving Lender and Term Loan Lender

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Director

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

U.S. BANK NATIONAL ASSOCATION, as Revolving Lender and Term Loan Lender

By:	/s/ Christopher D. Zumberge
Name:	Christopher D. Zumberge
Title:	Senior Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

MORGAN STANLEY BANK, N.A., as Revolving Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authority Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

GOLDMAN SACHS BANK USA, as Revolving Lender

By:	/s/ Reg Williams
Name:	Reg Williams
Title:	Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

COMPASS BANK, as Revolving Lender and Term Loan Lender

By:	/s/ Rachel Festervand
Name:	Rachel Festervand
Title:	Sr. Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

MIZUHO BANK, LTD., as Revolving Lender and Term Loan Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

BANK OF NOVA SCOTIA, as Revolving Lender and Term Loan Lender

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

SOCIÈTÈ GÈNÈRALE, as Revolving Lender and Term Loan Lender

By:	/s/ Diego Medina
Name:	Diego Medina
Title:	Director

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

BRANCH BANKING AND TRUST COMPANY, as Revolving Lender and Term Loan Lender

By:	/s/ Robert Kret
Name:	Robert Kret
Title:	AVP

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

DNB CAPITAL LLC, as Revolving Lender and Term Loan Lender

By:	/s/ Joe Hykle
Name:	Joe Hykle
Title:	Senior Vice President

By:	/s/ Mack Lambert
Name:	Mack Lambert
Title:	Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

THE BANK OF NEW YORK MELLON, as Revolving Lender and Term Loan Lender

By:	/s/ Peter W. Helt
Name:	Peter W. Helt
Title:	Managing Director

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

SUMITOMO MITSUI BANKING CORPORATION, as Revolving Lender and Term Loan Lender

By:	/s/ Ryo Suzuki
Name:	Ryo Suzuki
Title:	General Manager

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as Revolving Lender and Term Loan Lender

By:	/s/ Neil Derfler
Name:	Neil Derfler
Title:	Relationship Manager

By:	/s/ Francesco Di Mario
Name:	Francesco Di Mario
Title:	FVP - Head of Credit

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

KEYBANK NATIONAL ASSOCIATION, as Revolving Lender and Term Loan Lender

By:	/s/ John Dravenstott
Name:	John Dravenstott
Title:	Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

MORGAN STANLEY SENIOR FUNDING, INC. as Revolving Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

HSBC BANK USA, NA, as Revolving Lender and Term Loan Lender

By:	/s/ Steven Smith
Name:	Steven Smith
Title:	Director

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

THE HARTFORD FLOATING RATE FUND, as Term Loan Lender

By:	Wellington Management Company LLP
By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Managing Director and Counsel

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

THE HARTFORD FLOATING RATE HIGH INCOME FUND, as Term Loan Lender

By:	Wellington Management Company LLP, as investment adviser
By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Managing Director and Counsel

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

CITIGROUP FINANCIAL PRODUCTS INC., as Term Loan Lender

By:	/s/ Scott R. Evan
Name:	Scott R. Evan
Title:	Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION - Fifth Amendment

EXHIBIT J
FORM OF SENIOR INTERCREDITOR AGREEMENT

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PARI PASSU INTERCREDITOR AGREEMENT
dated as of [_________] between
JPMORGAN CHASE BANK, N.A.,
as First-Out Agent
and
The Bank of New York Mellon Trust Company, N.A.,
as Second-Out Agent

THIS IS THE PARI PASSU INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE CREDIT AGREEMENT DATED AS OF [______________], AMONG CALIFORNIA RESOURCES CORPORATION, CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, AND (B) THE CREDIT AGREEMENT DATED AS OF SEPTEMBER 24, 2014, AMONG CALIFORNIA RESOURCES CORPORATION, CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT.

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19560366.30

19560366.30

PARI PASSU INTERCREDITOR AGREEMENT, dated as of [________], 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between JPMORGAN CHASE BANK, N.A., as administrative agent for the First-Out Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Original First-Out Agent”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent for the Second-Out Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Second-Out Agent”) and acknowledged and agreed by California Resources Corporation, a Delaware corporation (the “Borrower”) and the other Grantors party hereto.
WHEREAS, the Borrower, the Original First-Out Agent, as administrative agent, and the lenders party thereto from time to time, entered into that certain Credit Agreement dated as of September 24, 2014 (as amended, restated, supplemented, modified or refinanced from time to time in accordance with the terms of this Agreement, the “Original First-Out Credit Agreement”), providing for a revolving credit facility of up to $1,400,000,000 and a term credit facility up to $1,000,000,000 (the “Original First-Out Credit Facility”);
WHEREAS, the Borrower, certain subsidiaries of the Borrower and the Original Second-Out Agent are entering into that certain First Lien Second-Out Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified or refinanced from time to time in accordance with the terms of this Agreement, the “Original Second-Out Credit Agreement”), providing for a term credit facility in an original principal amount of $900,000,000 (the “Original Second-Out Credit Facility”);
WHEREAS, the First-Out Agent is party to that certain Intercreditor Agreement, dated as of December 15, 2015 (the “Second Lien Intercreditor Agreement”), between the First-Out Agent and The Bank of New York Mellon Trust Company, N.A. as the Second Lien Agent (as defined therein), pursuant to which the First-Out Obligations constitute “Priority Lien Obligations” under and as defined in the Second Lien Intercreditor Agreement;
WHEREAS, the First-Out Obligations are secured by the First-Out Collateral pursuant to the terms of the First-Out Documents;
WHEREAS, the Second-Out Obligations will be secured by the Second-Out Collateral pursuant to the terms of the Second-Out Documents;
WHEREAS, on the date hereof, the proceeds of the Original Second-Out Credit Facility will be used to, among other things, refinance a portion of the First-Out Debt;
WHEREAS, pursuant to Section 4.04(a) of the Second Lien Intercreditor Agreement, the Borrower has designated the Original Second-Out Credit Facility as a “Priority Substitute Credit Facility” under (and as defined in) the Second Lien Intercreditor Agreement, the Second-Out Obligations constitute (together with the First-Out Obligations) “Priority Lien Obligations” under (and as defined in) the Second Lien Intercreditor Agreement and the Original Second-Out Agent has executed a “Priority Confirmation Joinder” under (and as defined in) the Second Lien Intercreditor Agreement;

19560366.30

WHEREAS, the First-Out Documents and the Second-Out Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Shared Collateral; and
WHEREAS, in order to induce the First-Out Agent and the other First-Out Secured Parties to consent to the incurring of the Second-Out Obligations and to induce the First-Out Secured Parties to continue to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower, the Second-Out Agent on behalf of the Second-Out Secured Parties, has agreed to the provisions set forth in this Agreement.
NOW THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First-Out Agent (for itself and on behalf of the First-Out Secured Parties) and the Second-Out Agent (for itself and on behalf of the Second-Out Secured Parties) agree as follows:
ARTICLE I DEFINITIONS
Section 1.01    Construction; Certain Defined Terms. (a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) the term “or” is not exclusive and (vii) the term “exercise of rights and remedies” or terms of like import include remedial acts to which the Borrower or a Grantor consent or assist.
(b)    All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.
(c)    Unless otherwise indicated, capitalized terms used but not defined herein shall have the meaning given to such terms in the First-Out Credit Agreement as in effect on the

19560366.30

date hereof (or as any such defined term may be amended in a manner not materially adverse to the holders of Second-Out Obligations).
(d)    As used in this Agreement, the following terms have the meanings specified below:
“Accounts” has the meaning assigned to such term in Section 3.01.
“Additional Second-Out Credit Facility” means any credit agreement, indenture, note or other definitive loan agreement governing Indebtedness for which the requirements of Section 4.04(b) of this Agreement have been satisfied, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Priority Debt Document; provided that neither the Original Second-Out Credit Facility nor any Second-Out Substitute Credit Facility shall constitute an Additional Second-Out Credit Facility at any time.
“Additional Second-Out Documents” means the Additional Second-Out Credit Facility and the Additional Second-Out Security Documents.
“Additional Second-Out Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Second-Out Secured Party (or any of its Affiliates) in respect of the Additional Second-Out Documents.
“Additional Second-Out Secured Parties” means, at any time, the trustee, agent or other representative of the holders of any Series of Second-Out Debt who maintains the transfer register for such Series of Second-Out Debt (other than the Original Second-Out Credit Facility or any Second-Out Substitute Credit Facility), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Second-Out Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Second Lien Debt outstanding at such time; provided that the Original Second-Out Secured Parties shall not be deemed Additional Second-Out Secured Parties.
“Additional Second-Out Security Documents” means the Additional Second-Out Credit Facility (insofar as the same grants a Lien on the Shared Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien upon the Second-Out Collateral in favor of the Additional Second-Out Secured Parties.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed

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to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Bankruptcy Code” means Title 11 of the United States Code (as amended, from time to time).
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law providing for the relief of debtors.
“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning assigned to such term in the preamble hereto.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or in New York, New York are authorized or required by law to close.
“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Credit Facilities” means, one or more debt facilities, indentures or commercial paper facilities (including, without limitation, the First-Out Credit Facility), in each case, with banks or other financial institutions providing for revolving credit loans, term loans, capital markets financings, private placements, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“DIP Financing” has the meaning assigned to such term in Section 4.02(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 4.02(b).
“Discharge of First-Out Obligations” means the occurrence of all of the following:
(a)    termination or expiration of all commitments to extend credit that would constitute First-Out Debt;

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(b)    payment in full in cash of the principal of and interest and premium (if any) on all First-Out Debt (other than any undrawn letters of credit), including the payment in full in cash of all Post-Petition Interest with respect to the First-Out Debt and, for the avoidance of doubt, all amounts drawn under letters of credit constituting First-Out Obligations for which the issuing bank has not been reimbursed by the Borrower;
(c)    discharge or cash collateralization in an amount equal to 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit constituting First-Out Obligations and the aggregate fronting and similar fees which will accrue thereon through the stated expiry of such letters of credit;
(d)    payment of all obligations under Secured Hedge Agreements constituting First-Out Obligations then due and payable (or, with respect to any particular Hedge Agreement, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the First-Out Agent) pursuant to the terms of the First-Out Credit Agreement); and
(e)    payment in full in cash of all other First-Out Obligations, including without limitation, any obligations under Secured Cash Management Agreements, that are outstanding and unpaid at the time the First-Out Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);
provided that, if, at any time after the Discharge of First-Out Obligations has occurred, the Borrower enters into any First-Out Document evidencing a First-Out Obligation which incurrence is not prohibited by the applicable Priority Debt Documents, then such Discharge of First-Out Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new First-Out Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First-Out Obligations), and, from and after the date on which the Borrower designates such Indebtedness as First-Out Debt in accordance with this Agreement, the obligations under such First-Out Document shall automatically and without any further action be treated as First-Out Obligations for all purposes of this Agreement, including for purposes of the priorities and rights in respect of recovery on the Shared Collateral set forth in this Agreement, any Second-Out Obligations shall be deemed to have been at all times Second-Out Obligations and at no time First-Out Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of First-Out Obligations.
“Disposition” shall mean any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.
“Excess First-Out Obligations” means Obligations constituting First-Out Obligations for the amount of indebtedness (including letters of credit and reimbursement obligations) under the First-Out Credit Agreement and/or any other Credit Facility pursuant to which First-Out Debt has been issued to the extent that such Obligations for principal, letters of credit and reimbursement obligations are in excess of the amount in clause (a) of the definition of “First-Out Priority Cap.”

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“First-Out Agent” means the Original First-Out Agent, and, from and after the date of execution and delivery of a First-Out Substitute Credit Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.
“First-Out Collateral” shall mean all “Collateral”, as defined in the First-Out Credit Agreement or any other First-Out Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure or purport to secure any First-Out Obligation.
“First-Out Credit Agreement” means the Original First-Out Credit Agreement and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any First-Out Substitute Credit Facility.
“First-Out Credit Facility” means the Original First-Out Credit Facility and any First-Out Substitute Credit Facility.
“First-Out Debt” means the indebtedness under the Original First-Out Credit Agreement and guarantees thereof (including letters of credit and reimbursement obligations with respect thereto) and indebtedness under any First-Out Substitute Credit Facility. For purposes of this Agreement, indebtedness under the Original First-Out Credit Agreement as in effect on the date hereof is permitted to be incurred under the Original Second-Out Credit Agreement.
“First-Out Documents” means the First-Out Credit Agreement, the First-Out Security Documents, the other “Loan Documents” (as defined in the Original First-Out Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any First-Out Substitute Credit Facility.
“First-Out Liens” means a Lien granted by the Borrower or other Grantor in favor of the First-Out Agent, at any time, upon any Property of the Borrower or such Grantor or the proceeds thereof to secure First-Out Obligations (including Liens on such First-Out Collateral under the security documents associated with any First-Out Substitute Credit Facility).
“First-Out Obligations” means First-Out Debt and all other Obligations in respect thereof, including all “First-Out Obligations” under (and as defined in) the Original First-Out Credit Agreement. Notwithstanding any other provision hereof, the term “First-Out Obligations” will include accrued interest, fees, costs, and other charges incurred under the First-Out Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.
“First-Out Priority Cap” means, as of any date, the sum of (a) the positive difference, if any, between (I) the greater of (i) $4.0 billion, (ii) the Borrowing Base in effect at the time of incurrence of such indebtedness and (iii) 15% of the Consolidated Total Assets of the Borrower and the Subsidiaries and (II) the lesser of (x) the principal amount outstanding under the Second-Out Credit Agreement as of such date, including any capitalized interest paid in-kind as of such date and all interest and outstanding fees and fees, indemnifications, reimbursements and expenses as

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may be due pursuant to the terms of any Second-Out Credit Agreement, and (y) $1.25 billion, plus (b) the amount of all Hedge Obligations arising under Secured Hedge Agreements, plus (c) the amount of all Cash Management Obligations arising under Secured Cash Management Agreements, plus (d) the amount of accrued and unpaid interest with respect to the principal amount described in clause (a) above (excluding any interest paid-in-kind) and outstanding fees, to the extent such Obligations are secured by the First-Out Liens, plus (e) fees, indemnifications, reimbursements and expenses as may be due pursuant to the terms of any First-Out Documents.
“First-Out Secured Parties” means, at any time, the First-Out Agent, each lender or issuing bank under the First-Out Credit Agreement, each holder, provider or obligee of any Secured Hedge Agreement and Secured Cash Management Agreement that is a Cash Management Bank or Hedge Bank, as applicable, and is a secured party (or a party entitled to the benefits of the security) under any First-Out Document, the beneficiaries of each indemnification obligation undertaken by any Grantor under any First-Out Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any First-Out Document and each other holder of, or obligee in respect of, any First-Out Obligations (including pursuant to a First-Out Substitute Credit Facility).
“First-Out Security Documents” means the First-Out Credit Agreement (insofar as the same grants a Lien on the First-Out Collateral), each agreement listed in Part A of Exhibit B hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien upon First-Out Collateral in favor of the First-Out Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any First-Out Substitute Credit Facility).
“First-Out Substitute Credit Facility” means any Credit Facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that Replaces the First-Out Credit Facility then in existence. For the avoidance of doubt, no First-Out Substitute Credit Facility shall be required to be a revolving, term or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any First-Out Lien securing such First-Out Substitute Credit Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof). For purposes of this Agreement the Original Second-Out Credit Facility does not constitute a First-Out Substitute Credit Facility.
“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Grantor” means the Borrower, each other subsidiary of the Borrower that shall have granted any Lien in favor of any of the First-Out Agent or the Second-Out Agent on any of its assets or properties to secure any of the Priority Secured Obligations.
“Insolvency or Liquidation Proceeding” means:
(a)    any case commenced by or against the Borrower or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(b)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(c)    any other proceeding of any type or nature including any composition agreement in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) Production Payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness, including Post-Petition Interest, including any applicable post-default interest rate even if such interest is not enforceable, allowable or allowed as a claim in any Insolvency or Liquidation Proceeding.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person or any correlative position.
“Officers’ Certificate” means a certificate signed on behalf of the Borrower by any Officer or Officers of the Borrower.

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“Original First-Out Agent” has the meaning assigned to such term in the preamble hereto.
“Original First-Out Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Original First-Out Credit Facility” has the meaning assigned to such term in the recitals hereto.
“Original Second-Out Agent” has the meaning assigned to such term in the preamble hereto.
“Original Second-Out Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Original Second-Out Credit Facility” has the meaning assigned to such term in the recitals hereto.
“Original Second-Out Documents” means the Original Second-Out Credit Agreement, the Original Second-Out Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed and delivered in connection with, the Original Second-Out Credit Agreement or any Second-Out Substitute Credit Facility.
“Original Second-Out Obligations” means, with respect to any Grantor, any Obligations of such Grantor owed to any Original Second-Out Secured Party (or any of its Affiliates) in respect of the Original Second-Out Documents.
“Original Second-Out Secured Parties” means, at any time, the Original Second-Out Agent, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Original Second-Out Document, each holder or lender pursuant to any Original Second-Out Document outstanding at such time; provided that the Additional Second-Out Secured Parties shall not be deemed Original Second-Out Secured Parties.
“Original Second-Out Security Documents” means the Original Second-Out Credit Agreement (insofar as the same grants a Lien on the Shared Collateral), each agreement listed in Part B of Exhibit B hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien upon Shared Collateral in favor of the Original Second-Out Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Second-Out Substitute Credit Facility) in connection with the Original Second-Out Obligations.

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“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Post-Petition Interest” means any interest, fees, expenses or other amounts that accrues or would have accrued after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.
“Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit A.
“Priority Debt Documents” means the First-Out Documents and the Second-Out Documents.
“Priority Debt Representative” means the First-Out Agent and the Second-Out Agent.
“Priority Obligations” means the First-Out Obligations and the Second-Out Obligations.
“Priority Secured Parties” means the First-Out Secured Parties and the Second-Out Secured Parties.
“Proceeds” means any proceeds (as defined in the New York UCC) of, from or on account of any Shared Collateral, any interest earned thereon, any insurance proceeds, any proceeds or value resulting from the Disposition of the Shared Collateral, whether such Disposition occurs during an Insolvency or Liquidation Proceeding, any amounts to which any Priority Secured Parties are entitled to under (and as defined in) the Second Lien Intercreditor Agreement and consideration received as a result of any distribution of or in respect of any Shared Collateral (or the proceeds thereof whether or not expressly characterized as such) upon any Insolvency or Liquidation Proceeding other than any adequate protection payments for accrued post-petition fees and expenses awarded to the Second-Out Secured Parties that have been approved by the court presiding in such Insolvency or Liquidation Proceeding or otherwise approved by the First-Out Agent, and any new secured debt obligations granted to the Second-Out Secured Parties under a confirmed plan of reorganization or other dispositive restructuring plan that satisfies the criteria set forth with respect thereto in Section 4.02(h) of this Agreement.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Recovery” has the meaning assigned to such term in Section 4.03.
“Replaces” means, (a) in respect of any agreement or facility with reference to the First-Out Credit Agreement, the First-Out Obligations or any First-Out Credit Facility (including a First-Out Substitute Credit Facility), that such agreement or facility refunds, refinances or replaces

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the First-Out Credit Agreement, the First-Out Obligations or such First-Out Credit Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the First-Out Credit Agreement or such First-Out Credit Facility, in part and (b) in respect of any agreement or facility with reference to the Second-Out Credit Agreement, the Second-Out Obligations or any Second-Out Credit Facility (including a Second-Out Substitute Credit Facility), that such agreement or facility refunds, refinances or replaces the Second-Out Credit Agreement, the Second-Out Obligations or such Second-Out Credit Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Second-Out Credit Agreement or such Second-Out Credit Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.
“Second Lien Intercreditor Agreement” has the meaning assigned to such term in the recitals hereto.
“Second-Out Agent” means (a) the Original Second-Out Agent, (b) from and after the date of execution and delivery of a Second-Out Substitute Credit Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby and (c) in the case of any other Series of Second-Out Debt, the trustee, agent or representative of the holders of such Series of Second-Out Debt who is appointed as a Second-Out Agent (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Second-Out Debt, in each case together with its successors in such capacity appointed pursuant to the terms of the Original Second-Out Credit Agreement, Second-Out Substitute Credit Facility or Additional Second-Out Facility, as applicable.
“Second-Out Credit Agreement” means the Original Second-Out Credit Agreement and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Second-Out Substitute Credit Facility or Additional Second-Out Credit Facility.
“Second-Out Credit Facility” means the Original Second-Out Credit Facility and any Second-Out Substitute Credit Facility or Additional Second-Out Credit Facility.
“Second-Out Collateral” shall mean all “Collateral”, as defined in the Second-Out Credit Agreement or any other Second-Out Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure or purport to secure any Second-Out Obligation.
“Second-Out Debt” means the indebtedness under the Original Second-Out Credit Facility and guarantees thereof and all additional indebtedness incurred under any Additional Second-Out Documents, and all indebtedness incurred under any Second-Out Substitute Credit Facility, in each case that was permitted to be incurred and secured under the First-Out Documents and with respect to which the requirements of Section 4.04(a) or 4.04(b), as applicable, have been satisfied.

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“Second-Out Documents” means the Original Second-Out Documents and the Additional Second-Out Documents.
“Second-Out Lien” means a Lien granted by a Second-Out Document to any Second-Out Agent, at any time, upon any Second-Out Collateral by any Grantor to secure the Second-Out Obligations (including Liens on such Second-Out Collateral under the security documents associated with any Second-Out Substitute Credit Facility).
“Second-Out Obligations” means Second-Out Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Second-Out Obligations” will include accrued interest, fees, costs, and other charges incurred under the Second-Out Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.
“Second-Out Purchasers” has the meaning assigned to such term in Section 3.06(a).
“Second-Out Secured Parties” means the Original Second-Out Secured Parties and the Additional Second-Out Secured Parties.
“Second-Out Security Documents” means Original Second-Out Security Documents and the Additional Second-Out Security Documents.
“Second-Out Substitute Credit Facility” means any Credit Facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the First-Out Documents, the proceeds of which are used to, among other things, Replace the Original Second-Out Credit Facility and/or any Additional Second-Out Credit Facility then in existence. For the avoidance of doubt, no Second-Out Substitute Credit Facility shall be required to be a term facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Second-Out Substitute Credit Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof) to the same extent the other Second-Out Liens securing the Second-Out Obligations are subject to this Agreement.
“Series of Second-Out Debt” means, severally, the Original Second-Out Credit Facility and each other issue or series of Second-Out Debt (including any Additional Second-Out Credit Facility or Second-Out Credit Facility) for which a single transfer register is maintained.
“Shared Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the First-Out Collateral and/or the Second-Out Collateral.
“Standstill Period” has the meaning assigned to such term in Section 3.02.
“subsidiary” means, with respect to any specified Person: (1) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly

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or through another subsidiary, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are that Person or one or more subsidiaries of that Person (or any combination thereof), or (c) as to which such Person and its subsidiaries are entitled to receive more than 50% of the assets of such partnership upon its dissolution.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
ARTICLE II
PARI PASSU LIENS
Section 2.01    Lien Priorities.
(a)    The grant of the First-Out Liens pursuant to the First-Out Documents and the grant of the Second-Out Liens pursuant to the Second-Out Documents create two separate and distinct Liens on the Shared Collateral.
(b)    Subject in all respects to Section 6.01, notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Priority Debt Documents or any defect or deficiencies in the Liens securing the Priority Obligations or any other circumstance whatsoever, each Priority Secured Party hereby agrees that the Liens securing each Priority Obligation on any Shared Collateral shall be of equal priority.
(c)    It is acknowledged that, subject to the First-Out Priority Cap as provided herein (i) the aggregate amount of the First-Out Obligations may be increased from time to time pursuant to the terms of the First-Out Documents, (ii) a portion of the First-Out Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed or refinanced, and (iii) (A) the First-Out Documents may be replaced, restated, supplemented, restructured refinanced or otherwise amended or modified from time to time and (B) the First-Out Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in the case of the foregoing (A) and (B) all without affecting the payment priorities of the Second-Out Liens hereunder or the provisions of this Agreement defining the relative rights of the First-Out Secured Parties and the Second-Out Secured Parties. Subject to the First-Out Priority Cap, the lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the First-Out Obligations (or any part thereof) or the Second-Out Obligations (or any part thereof), by the release of any Shared Collateral or of any guarantees for any First-Out Obligations

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or by any action that any Priority Debt Representative or Priority Secured Party may take or fail to take in respect of any Shared Collateral.
Section 2.02    Prohibition on Marshalling, Etc. Until the Discharge of First-Out Obligations, the Second-Out Agent will not assert any marshalling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.
Section 2.03    No New Liens. The parties hereto agree that, so long as the Discharge of First-Out Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset of a Grantor to secure any Second-Out Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the First-Out Obligations and has taken all actions required to perfect such Liens; or (b) grant or permit any additional Liens on any asset of a Grantor to secure any First-Out Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Second-Out Obligations and has taken all actions required to perfect such Liens. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, or should any Lien upon any Shared Collateral be released or become unperfected due to breach of this Agreement or due to inadvertence, neglect or error by any of the Priority Secured Parties, without limiting any other right or remedy available to the First-Out Agent or the other First-Out Secured Parties, the Second-Out Agent, for itself and on behalf of the other Second-Out Secured Parties, agrees that any amounts received by or distributed to any Second-Out Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 or any such release or lack of perfection shall be subject to Section 3.05(b).
Section 2.04    Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the First-Out Collateral and the Second-Out Collateral be identical. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the First-Out Agent or the Second-Out Agent, the specific assets included in the First-Out Collateral and the Second-Out Collateral, the steps taken to perfect the First-Out Liens and the Second-Out Liens thereon and the identity of the respective parties obligated under the First-Out Documents and the Second-Out Documents in respect of the First-Out Obligations and the Second-Out Obligations, respectively, (b) that the Second-Out Security Documents creating Liens on the Shared Collateral shall be in all material respects the same forms of documents as the respective First-Out Security Documents creating Liens on the Shared Collateral other than (i) such modifications to such Second–Out Security Documents which are less restrictive than the corresponding First-Out Security Documents and (ii) provisions in the Second-Out Security Documents which are solely applicable to the rights and duties of the Second-Out Agent and (c) that at no time shall there be any Grantor that is an obligor in respect of the Second-Out Obligations that is not also an obligor in respect of the First-Out Obligations. The intention of the parties hereto that their interests in the Shared Collateral be identical may not be construed as a condition to the grant, attachment or perfection of any Lien held by any of the Priority Secured Parties, nor shall it be construed to confer any third party any right, interest or priority superior to that which such party would hold in the absence of such intention. To the extent that,

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notwithstanding the intentions and obligations stated above, the interests of the parties hereto in the Shared Collateral are not identical, then the provisions of the last sentence of Section 2.03 above shall govern.
Section 2.05    No Duties of First-Out Agent. The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, acknowledges and agrees that neither the First-Out Agent nor any other First-Out Secured Party shall have any duties or other obligations to any such Second-Out Secured Party with respect to any Shared Collateral, other than to transfer to the Second-Out Agent any remaining Shared Collateral and any proceeds of the sale or other Disposition of any such Shared Collateral remaining in its possession following the associated Discharge of First-Out Obligations, in each case without representation or warranty on the part of the First-Out Agent or any First-Out Secured Party. In furtherance of the foregoing, the Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, acknowledges and agrees that until the Discharge of First-Out Obligations (subject to the terms of Section 3.02, including the rights of the Second-Out Secured Parties following the expiration of the Standstill Period), the First-Out Agent shall be entitled, for the benefit of the First-Out Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Shared Collateral, as provided herein and in the First-Out Documents, without regard to any Second-Out Lien or any rights to which the Second-Out Agent or any Second-Out Secured Party would otherwise be entitled as a result of such Second-Out Lien. Without limiting the foregoing, the Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, agrees that neither the First-Out Agent nor any other First-Out Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Shared Collateral, in any manner that would maximize the return to the Second-Out Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Second-Out Secured Parties from such realization, sale, Disposition or liquidation. The Second-Out Agent, for itself and on behalf of each of the other Second-Out Secured Parties waives any claim such Second-Out Secured Party may now or hereafter have against the First-Out Agent or any other First-Out Secured Party arising out of any actions which the First-Out Agent or the First-Out Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Shared Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Shared Collateral, and actions with respect to the collection of any claim for all or any part of the First-Out Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the First-Out Documents or the valuation, use, protection or release of any security for the First-Out Obligations.
ARTICLE III
ENFORCEMENT RIGHTS; PURCHASE OPTIONS
Section 3.01    Limitation on Enforcement Action; Prohibition on Contesting Liens. Prior to the Discharge of First-Out Obligations, the Second-Out Agent, for itself and on behalf of each Second-Out Secured Party, hereby agrees that, subject to Section 3.05(b), none of the Second-Out Agent or any other Second-Out Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official

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appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral under any Second-Out Document, applicable law or otherwise (including but not limited to any right of setoff or under the Second Lien Intercreditor Agreement), it being agreed that only the First-Out Agent, acting in accordance with the applicable First-Out Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Second-Out Agent or any other Second-Out Secured Party. In exercising rights and remedies with respect to the Shared Collateral, the First-Out Agent and the other First-Out Secured Parties may enforce the provisions of the First-Out Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Second-Out Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Shared Collateral upon foreclosure, to incur expenses in connection with any such Disposition or in connection with care or preservation of the Shared Collateral and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code (including the right to credit bid) or any other applicable or Bankruptcy Law. Without limiting the generality of the foregoing, the First-Out Agent will have the exclusive right to deal with that portion of the Shared Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. The Second-Out Agent, for itself and on behalf of the other Second-Out Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second-Out Security Document, or any other Second-Out Document shall be deemed to restrict in any way the rights and remedies of the First-Out Agent or the other First-Out Secured Parties with respect to the Shared Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, the Second-Out Agent, on behalf of the Second-Out Secured Parties, may, but will have no obligation to, take all such actions (not adverse to the First-Out Liens or the rights of the First-Out Agent and the First-Out Secured Parties) it deems necessary to perfect or continue the perfection of the Second-Out Liens in the Shared Collateral or to create, preserve or protect (but not enforce) the Second-Out Liens in the Shared Collateral. Notwithstanding the foregoing, nothing herein shall limit the right or ability of the Second-Out Secured Parties to (a) purchase (by credit bid or otherwise) all or any portion of the Shared Collateral in connection with any enforcement of remedies by the First-Out Agent to the extent that, and so long as, the Discharge of First-Out Obligations occurs immediately after giving effect thereto, (b) file a proof of claim with respect to the Second-Out Obligations, (c) take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, or (d) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second-Out Secured Parties or the avoidance of any Lien securing such Second-Out Obligations.
Section 3.02    Standstill Period; Permitted Enforcement Action . Prior to the Discharge of First-Out Obligations and notwithstanding Section 3.01, both before and during an Insolvency or Liquidation Proceeding after a period of 150 days has elapsed (which period will be tolled during any period in which the First-Out Agent is not entitled, on behalf of the First-Out

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Secured Parties, to enforce or exercise any rights or remedies with respect to any Shared Collateral as a result of (a) any injunction issued by a court of competent jurisdiction or (b) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Second-Out Agent has delivered to the First-Out Agent written notice of the acceleration of any Second-Out Debt (the “Standstill Period”), the Second-Out Agent and the other Second-Out Secured Parties may enforce or exercise any rights or remedies with respect to any Shared Collateral; provided, however that notwithstanding the expiration of the Standstill Period or anything in the Second-Out Documents to the contrary, in no event may the Second-Out Agent or any other Second-Out Secured Party enforce or exercise any rights or remedies with respect to any Shared Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First-Out Agent on behalf of the First-Out Secured Parties or any other First-Out Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Shared Collateral (prompt written notice thereof to be given to the Second-Out Agent by the First-Out Agent); provided, further, that, at any time after the expiration of the Standstill Period, if neither the First-Out Agent nor any other First-Out Secured Party shall have commenced and be diligently pursuing (or shall have sought, and requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Shared Collateral, and the Second-Out Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Shared Collateral or any such action or proceeding in respect of such rights and remedies, then for so long as the Second-Out Agent is diligently pursuing such rights and remedies, none of any First-Out Secured Party or the First-Out Agent shall take any action of a similar nature with respect to such Shared Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding (provided that during such period the First-Out Agent may take any of the actions the Second-Out Agent is permitted to take during the Standstill Period). Nothing contained in this Section 3.02 shall relieve the Second-Out Agent or any Second-Out Secured party of its obligations under Section 3.05(b).
Section 3.03    Insurance. Unless and until the Discharge of First-Out Obligations has occurred (subject to the terms of Section 3.02, including the rights of the Second-Out Secured Parties following expiration of the Standstill Period), the First-Out Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Out Documents, to adjust and settle claims in respect of Shared Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Shared Collateral. Unless and until the Discharge of First-Out Obligations has occurred, and subject to the rights of the Grantors under the First-Out Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Shared Collateral shall be paid to the First-Out Agent pursuant to the terms of the First-Out Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedge Obligations). If the Second-Out Agent

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or any Second-Out Secured Party shall, at any time prior to the Discharge of First-Out Obligations, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the First-Out Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Shared Collateral, the Second-Out Agent or any other Second-Out Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of First-Out Obligations has occurred, the Second-Out Agent and any such Second-Out Secured Party shall follow the instructions of the First-Out Agent, or of the Grantors under the First-Out Documents to the extent the First-Out Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Second-Out Secured Parties following expiration of the Standstill Period).
Section 3.04    Notification of Release of Collateral. Each Priority Debt Representative shall give the other Priority Debt Representative prompt written notice of the Disposition by it of, and Release by it of the Lien on, any Shared Collateral. Such notice shall describe in reasonable detail the subject Shared Collateral, the parties involved in such Disposition or Release, the place, time manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release.
Section 3.05    No Interference; Payment Over.
(a)    No Interference. Subject to Section 3.01, Section 3.02 and Section 4.02, the Second-Out Agent, for itself and on behalf of each Second-Out Secured Party, agrees that each Second-Out Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is to give such Second-Out Secured Party any preference or priority relative to, any First-Out Lien with respect to the Shared Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any First-Out Obligations or First-Out Document, or the validity, attachment or perfection of any First-Out Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Shared Collateral by any First-Out Secured Party or the First-Out Agent acting on their behalf, (iv) shall have no right to (A) direct the First-Out Agent or any other First-Out Secured Party to exercise any right, remedy or power with respect to any Shared Collateral or (B) consent to the exercise by the First-Out Agent or any other First-Out Secured Party of any right, remedy or power with respect to any Shared Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the First-Out Agent or other First-Out Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the First-Out Agent nor any other First-Out Secured Party shall be liable to any of the Second-Out Secured Parties for, any action taken or omitted to be taken by the First-Out Agent or other First-Out Secured Party with respect to any Shared Collateral, (vi) will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other

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Disposition of such Shared Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the First-Out Agent or any First-Out Secured Party, and (ix) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Shared Collateral or any similar rights a junior secured creditor may have under applicable law; provided that nothing herein shall limit the rights of any Second-Out Secured Party to enforce the terms of this Agreement. The First-Out Agent, for itself and on behalf of each First-Out Secured Party, agrees that each First-Out Secured Party (i) will not challenge or question in any proceeding the validity or enforceability of any Second-Out Obligations or Second-Out Document, or the validity, attachment or perfection of any Second-Out Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement and (ii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Shared Collateral by any Second-Out Secured Party or the Second-Out Agent acting on their behalf to the extent such sale, transfer or other Disposition is permitted by the terms of this Agreement.
(b)    Payment Over. The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, hereby agrees that if any Second-Out Secured Party shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any Shared Collateral, pursuant to any rights or remedies with respect to the Shared Collateral under any Second-Out Security Document or on account of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, to the extent permitted hereunder, at any time prior to the Discharge of First-Out Obligations secured, or intended to be secured, by such Shared Collateral, then it shall hold such Shared Collateral, Proceeds or payment in trust for the First-Out Agent and the other First-Out Secured Parties and transfer such Shared Collateral, Proceeds or payment, as the case may be, to the First-Out Agent as promptly as practicable; provided that nothing herein shall limit the rights of the Second-Out Secured Parties to receive the payments of principal, interest, fees and other amounts under the Second-Out Documents so long as such payment is not the result of any exercise of remedies by any Second-Out Secured Party with respect to the Shared Collateral or a payment in respect of Shared Collateral or the Second-Out Secured Parties realizing any Proceeds in respect of Shared Collateral. For the avoidance of doubt, any Proceeds received by any of the Second-Out Secured Parties in connection with any Insolvency or Liquidation Proceeding shall be deemed to be the result of an exercise of remedies. Furthermore, the Second-Out Agent shall, at the Grantors’ expense, promptly send written notice to the First-Out Agent upon receipt of such Shared Collateral, Proceeds or payment not permitted hereunder by any Second-Out Secured Party and if directed by the First-Out Agent within five (5) days after receipt by the First-Out Agent of such written notice, shall deliver such Shared Collateral, Proceeds or payment to the First-Out Agent in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The First-Out Agent is hereby authorized to make any such endorsements as agent for the Second-Out Agent or any other Second-Out Secured Party. The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party agrees that if, at any time,

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it obtains written notice that all or part of any payment with respect to any First-Out Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the First-Out Agent any such Shared Collateral, Proceeds or payment not permitted hereunder received by it and then in its possession or under its direct control in respect of any such First-Out Collateral and shall promptly turn any such Shared Collateral then held by it over to the First-Out Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of First-Out Obligations. All Second-Out Liens will remain attached to and enforceable against all Proceeds so held or remitted, subject to the priorities set forth in this Agreement. At any time prior to the commencement of an Insolvency or Liquidation Proceeding, anything contained herein to the contrary notwithstanding, this Section 3.05(b) shall not apply to any Proceeds of Shared Collateral realized in a transaction not prohibited by the First-Out Documents and as to which the possession or receipt thereof by the Second-Out Agent or any other Second-Out Secured Party is otherwise permitted by the First-Out Documents.
Section 3.06    Purchase Option.
(a)    Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding, (ii) the acceleration of the First-Out Obligations, (iii) a payment default under the First-Out Credit Agreement that has not been cured or waived by the First-Out Secured Parties within thirty (30) days of its occurrence or (iv) the date on which the sum of the Total Term Loan Exposure and Total Revolving Commitment is less than $100,000,000, holders of the Second-Out Obligations and each of their respective designated Affiliates (the “Second-Out Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the First-Out Agent, to purchase from the First-Out Secured Parties (A) all (but not less than all) First-Out Obligations (including unfunded commitments then in effect) other than any First-Out Obligations constituting Excess First-Out Obligations and (B) all (but not less than all) of any loans provided by any of the First-Out Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the First-Out Agent will deliver to the Second-Out Agent a statement of the amount of First-Out Debt, other First-Out Obligations (other than any First-Out Obligations constituting Excess First-Out Obligations) and DIP Financing provided by any of the First-Out Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the First-Out Agent to be delivered pursuant to Section 3.06(b)(ii) below. The right to purchase provided for in this Section 3.06 will expire unless, within 12 Business Days after the receipt by the Second-Out Agent of such statement from the First-Out Agent, the Second-Out Agent delivers to the First-Out Agent an irrevocable commitment of the Second-Out Purchasers to purchase all (but not less than all) of the First-Out Obligations (including unfunded commitments) other than any First-Out Obligations constituting Excess First-Out Obligations and all (but not less than all) of any loans provided by any of the First-Out Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth under this Section 3.06.
(b)    On the date specified by the Second-Out Agent (on behalf of the Second-Out Purchasers) in such irrevocable commitment (which shall not be less than five Business

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Days nor more than 20 Business Days, after the receipt by the First-Out Agent of such irrevocable commitment), the First-Out Secured Parties shall sell to the Second-Out Purchasers all (but not less than all) First-Out Obligations (including unfunded commitments) other than any First-Out Obligations constituting Excess First-Out Obligations and all (but not less than all) of any loans provided by any of the First-Out Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the First-Out Agent receives the following:
(i)    payment, as the purchase price for all First-Out Obligations sold in such sale, of an amount equal to the full amount of all First-Out Obligations (other than outstanding letters of credit as referred to in clause (ii) below) other than any First-Out Obligations constituting Excess First-Out Obligations and all (but not less than all) of the loans provided by any of the First-Out Secured Parties in connection with a DIP Financing then outstanding (including principal, pre-petition interest and Post-Petition Interest), fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedge Obligations that constitute First-Out Obligations, the Second-Out Purchasers shall cause the applicable agreements governing such Hedge Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedge Obligations, calculated using the market quotation method and after giving effect to any netting arrangements;
(ii)    a cash collateral deposit in the amount of one hundred five percent (105%) of the aggregate outstanding amount of such letters of credit at such time, which cash collateral shall be (A) held by the First-Out Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Second-Out Agent (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and
(iii)    any agreements, documents or instruments which the First-Out Agent may reasonably request pursuant to which the Second-Out Agent and the Second-Out Purchasers in such sale expressly assume and adopt all of the obligations of the First-Out Agent and the First-Out Secured Parties under the First-Out Documents and in connection with loans provided by any of the First-Out Secured Parties in connection with a DIP Financing on and after the date of the purchase and sale and the Second-Out Agent (or any other representative appointed by the holders of a majority in aggregate principal amount of the Second-Out Debt then outstanding) becomes a successor agent thereunder.
(c)    Such purchase of the First-Out Obligations (including unfunded commitments) and any loans provided by any of the First-Out Secured Parties in connection with a DIP Financing shall be made on a pro rata basis among the Second-Out Purchasers giving

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notice to the First-Out Agent of their interest to exercise the purchase option hereunder according to each such Second-Out Purchaser’s portion of the Second-Out Debt outstanding on the date of purchase or such portion as such Second-Out Purchasers may otherwise agree among themselves. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the First-Out Agent as the First-Out Agent may designate in writing to the Second-Out Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Second-Out Purchasers to the bank account designated by the First-Out Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Second-Out Purchasers to the bank account designated by the First-Out Agent are received in such bank account later than 12:00 noon, New York City time.
(d)    Such sale shall be expressly made without representation or warranty of any kind by the First-Out Secured Parties as to the First-Out Obligations, the Shared Collateral or otherwise and without recourse to any First-Out Secured Party, except that the First-Out Secured Parties shall represent and warrant severally as to the First-Out Obligations (including unfunded commitments) and any loans provided by any of the First-Out Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable First-Out Secured Party owns such First-Out Obligations (including unfunded commitments) and any loans provided by any of the First-Out Secured Parties in connection with a DIP Financing; and (ii) that such applicable First-Out Secured Party has the necessary corporate or other governing authority to assign such interests.
(e)    After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the First-Out Liens upon the Shared Collateral in accordance with the applicable provisions of the First-Out Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the First-Out Liens upon the Shared Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the First-Out Documents as in effect at the time of such sale, as fully as if the sale of the First-Out Debt had not been made, but, except with respect to cash collateral held by the issuer(s) of such letters of credit, only the Person or successor agent to whom the First-Out Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the First-Out Liens and only the Second-Out Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the First-Out Liens.
ARTICLE IV
OTHER AGREEMENTS
Section 4.01    Release of Liens. (a)    Prior to the Discharge of First-Out Obligations, the Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party agrees that, in the event the First-Out Secured Parties release their Lien on any Shared Collateral, the Second-Out Lien on such Shared Collateral shall terminate and be released automatically and without further action if (i) such release is permitted under the First-Out Documents and the Second-Out Documents, (ii) such release is effected in connection with the First-Out Agent’s foreclosure

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upon, or other exercise of rights or remedies with respect to, such Shared Collateral (including a Disposition of Shared Collateral to which the Borrower or Grantor consents or assists), or (iii) such release is effected in connection with a sale or other Disposition of any Shared Collateral (or any portion thereof) under Section 363 or any other provision of the Bankruptcy Code if the First-Out Secured Parties shall have consented to such sale or Disposition of such Shared Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Second-Out Liens on such Shared Collateral shall attach to (and shall remain subject to the terms of this Agreement) any Proceeds of a sale, transfer or other Disposition of Shared Collateral not paid to the First-Out Secured Parties or that remain after the Discharge of First-Out Obligations.
(b)    The Second-Out Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the First-Out Agent to evidence and confirm any release of Shared Collateral provided for in this Section 4.01.
Section 4.02    Certain Agreements With Respect to Insolvency or Liquidation Proceedings.
(a)    The parties hereto acknowledge that this Agreement is a “subordination agreement” under New York law, New York UCC 9-339 and Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Borrower or any subsidiary of the Borrower. All references in this Agreement to the Borrower or any subsidiary of the Borrower or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding.
(b)    If the Borrower or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, Second-Out Agent, for itself and on behalf of each Second-Out Secured Party, agrees that neither it nor any other Second-Out Secured Party will raise any objection, contest or oppose, and each Second-Out Secured Party will waive any claim such Person may now or hereafter have, to any such DIP Financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Shared Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the First-Out Agent or the First-Out Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (ii) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (A) the amount of First-Out Obligations refinanced with the proceeds thereof (not including the amount of any Excess First-Out Obligations) and (B) the greater of (I) $475 million and (II) 15% of the sum of (x) the aggregate amount of indebtedness for borrowed money constituting principal outstanding under the First-Out Documents plus (y) the aggregate face amount of any letters of credit issued and outstanding under First-Out Documents on the date of the commencement of such Insolvency or Liquidation

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Proceeding, or (iii) the terms of such DIP Financing provide for the sale of a substantial part of the Shared Collateral or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof). To the extent such DIP Financing Liens are (x) senior to the First-Out Liens on the Shared Collateral, the Second-Out Agent will, for itself and on behalf of the other Second-Out Secured Parties, subordinate the Second-Out Liens on the Shared Collateral to the DIP Financing Liens on the same terms as the First-Out Liens of the First-Out Secured Parties are subordinated thereto and (y) pari passu to the First-Out Liens on the Shared Collateral, the Second-Out Liens shall be pari passu to the DIP Facility Liens and the Second-Out Agent will, for itself and on behalf of the other Second-Out Secured Parties, confirm the priorities with respect to such Shared Collateral as set forth herein (including, without limitation, the payment priorities set forth in Section 6.01 hereof), in each case so long as the Second-Out Agent, on behalf of the Second-Out Secured Parties, retains Liens on all the Shared Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the First-Out Liens as existed prior to the commencement of the case under the Bankruptcy Code.
(c)    Prior to the Discharge of First-Out Obligations, without the consent of the First-Out Agent, in its sole discretion, the Second-Out Agent, for itself and on behalf of each Second-Out Secured Party agrees not to propose, support or enter into any DIP Financing.
(d)    The Second-Out Agent, for itself and on behalf of each Second-Out Secured Party agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) and if requested, will consent to a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Shared Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the First-Out Secured Parties shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Shared Collateral provided that (a) all First-Out Liens and Second-Out Liens will attach to the Proceeds of the sale in the same respective priorities as set forth in this Agreement or (b) the net cash Proceeds of any Disposition under Section 363(b) of the Bankruptcy Code are permanently applied to the DIP Financing or to the First-Out Obligations.
(e)    The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party waives any claim that may be had against the First-Out Agent or any other First-Out Secured Party arising out of any DIP Financing Liens or administrative expense priority under Section 364 of the Bankruptcy Code (in each case that is granted in a manner that is consistent with this Agreement).
(f)    The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, agrees that neither the Second-Out Agent nor any other Second-Out Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief), including for payment of Post-Petition Interest, based upon their interest in the Shared Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the First-Out

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Agent or any other First-Out Secured Party for adequate protection, including for payment of Post-Petition Interest, or (ii) any objection by the First-Out Agent or any other First-Out Secured Party to any motion, relief, action or proceeding based on the First-Out Agent or First-Out Secured Parties claiming a lack of adequate protection, except that the Second-Out Secured Parties may:
(i)    freely seek and obtain relief granting adequate protection in the form of a replacement lien or additional collateral co-extensive in all respects with, but with the same relative priority to the First-Out Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens or additional collateral granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the First-Out Secured Parties (with any such resulting collateral constituting Shared Collateral hereunder and subject to the terms of this Agreement, including Section 6.01);
(ii)    freely seek and obtain relief granting adequate protection in the form of superpriority claims to the same extent granted to the First-Out Secured Parties; and
(iii)    freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First-Out Obligations.
(g)    To the extent the Second-Out Obligations and the First-Out Obligations are classified in the same class under a plan of reorganization, the Second-Out Agent, for itself and on behalf of each of the other of the Second-Out Secured Parties waives any claim it or any such other Second-Out Secured Party may now or hereafter have against the First-Out Agent or any other First-Out Secured Party (or their representatives) arising out of any election by the First-Out Agent or any First-Out Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.
(h)    The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Second-Out Agent nor any other Second-Out Secured Party shall support or vote to accept any plan of reorganization of the Borrower or any other Grantor unless (i) such plan is accepted by the First-Out Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the Discharge of First-Out Obligations on the effective date of such plan of reorganization or (ii) such plan provides on account of the First-Out Obligations for the retention by the First-Out Agent, for the benefit of the First-Out Secured Parties, of the Liens on the Shared Collateral securing the First-Out Obligations, and on all Proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, the Second-Out Agent are only on property securing the First-Out Obligations and shall have the same relative priority with respect to the Shared Collateral or other property (including the same relative priority with respect to proceeds of such Shared Collateral or other property), respectively, as provided in this Agreement with respect to the Shared Collateral. Except as provided herein, the Second-Out Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

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(i)    The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, agrees that neither the Second-Out Agent nor any other Second-Out Secured Party shall seek relief (or support any other party seeking relief), pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Shared Collateral without the prior written consent of the First-Out Agent.
(j)    The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, agrees that neither the Second-Out Agent nor any other Second-Out Secured Party shall oppose or seek to challenge any claim by the First-Out Agent or any other First-Out Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of First-Out Obligations consisting of Post-Petition Interest or cash collateralization of all letters of credit to the extent of the value of the First-Out Liens (it being understood that such value will be determined without regard to the existence of the Second-Out Liens on the Shared Collateral) subject to the First-Out Priority Cap. Neither the First-Out Agent nor any other First-Out Secured Party shall oppose or seek to challenge any claim by the Second-Out Agent or any other Second-Out Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Second-Out Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second-Out Liens on the Shared Collateral; provided that if the First-Out Agent or any other First-Out Secured Party shall have made any claim for post-petition interest, fees or expenses in respect of the First-Out Obligations, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Second-Out Agent or any Second-Out Secured Party and, to the extent the Second-Out Secured Parties receive any payment on account of such claims for post-petition interest in respect of the Second-Out Obligations and the First-Out Secured Parties are not entitled to or do not receive payment on account of its claims for post-petition interest, the amounts received by the Second-Out Secured Parties on account of post-petition interest shall be delivered to the First-Out Agent for application pursuant to Section 6.01 unless otherwise consented to the by the First-Out Agent.
(k)    Without the express written consent of the First-Out Agent, none of the Second-Out Agent or any other Second-Out Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of First-Out Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the First-Out Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code, in each case, not in excess of the First-Out Priority Cap.
(l)    Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Shared Collateral is not enforceable for any reason, then the Second-Out Agent for itself and on behalf of each other Second-Out Secured Party agrees that, any distribution or recovery they may receive in respect of any Shared Collateral (including assets that would constitute Shared Collateral but for such determination) shall be segregated and held in trust and forthwith paid over to the First-Out Agent for the benefit of the First-Out Secured Parties in the same form as

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received without recourse, representation or warranty (other than a representation of the Second-Out Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party hereby appoints the First-Out Agent, and any officer or agent of the First-Out Agent, with full power of substitution, the attorney-in-fact of each Second-Out Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(l) and taking any action and executing any instrument that the First-Out Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(l), which appointment is irrevocable and coupled with an interest.
(m)    The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, hereby agrees that the First-Out Agent shall have the right to credit bid the First-Out Obligations and further that none of the Second-Out Agent or any other Second-Out Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the First-Out Agent. The Second-Out Secured Parties may credit bid, or instruct the Second-Out Agent to credit bid the Second-Out Obligations in accordance with Sections 363(k) or 1129 of the Bankruptcy Code or any other applicable law, only if such bid includes a cash payment sufficient to provide for the Discharge of First-Out Obligations and the Discharge of First-Out Obligations occurs immediately after giving effect to such credit bid, or if the First-Out Agent otherwise consents in writing.
(n)    Without the consent of the First-Out Agent in its sole discretion, the Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party agrees neither the Second-Out Agent nor any Second-Out Secured Party shall commence or join with any parties to commence an involuntary bankruptcy petition for the Borrower or any of its subsidiaries, or support entry of an order for relief in any involuntary bankruptcy proceedings against the Borrower or any of its subsidiaries, or seek the appointment of an examiner or a trustee for the Borrower or any of its subsidiaries.
(o)    The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any First-Out Secured Party or any of the Shared Collateral.
(p)    The Borrower, each Grantor, the First-Out Agent (on behalf of each First-Out Secured Party) and the Second-Out Agent (on behalf of each Second-Out Secured Party) acknowledges and intends that the grants of Liens pursuant to the First-Out Documents, on the one hand, and the Second-Out Documents, on the other hand, constitute separate and distinct grants of Liens, and because of, among other things, their differing priority in right of recovery on the Shared Collateral with respect to the Proceeds of the Shared Collateral, each of the First-Out Obligations, on the one hand, and the Second-Out Obligations, on the other hand, are fundamentally different from one another and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided

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in the immediately preceding sentence, if it is held that the claims of any of the First-Out Secured Parties, on the one hand, and the Second-Out Secured Parties, on the other hand, constitute claims in the same class (rather than separate classes of secured claims), then the Second-Out Secured Parties hereby acknowledge and agree (x) to vote to reject such plan of reorganization or similar dispositive restructuring plan unless the First-Out Secured Parties holding greater than half in number and two-thirds in amount of the First-Out Obligations agree to accept such plan or such plan provides for the Discharge of First-Out Obligations, (y) that all distributions from the Shared Collateral shall be made as if there were separate classes of First-Out Obligations and Second-Out Obligations against the Grantors, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the other secured parties), the First-Out Secured Parties, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, prepetition interest and other claims, Post-Petition Interest, before any distribution is made in respect of the Second-Out Obligations (or any claims, including in respect of post-petition interest, fees or expenses, related thereto) from, or with respect to, such Shared Collateral, with each holder of the Second-Out Obligations (and/or any claim, post-petition interest, fees or expenses, related thereto) hereby acknowledging and agreeing to turn over to the First-Out Secured Parties amounts otherwise received or receivable by them from, or with respect to, such Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing their aggregate recoveries. The First-Out Agent (on behalf of all First-Out Secured Parties) and the Second-Out Agent (on behalf of all Second-Out Secured Parties) each hereby agree it shall not object to or contest (or support any other party in objection or contesting) a plan of reorganization or other dispositive restructuring plan on the grounds that the First-Out Obligations and Second-Out Obligations are classified separately.
Section 4.03    Reinstatement. If any First-Out Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the First-Out Obligations shall be reinstated to the extent of such Recovery and the First-Out Secured Parties shall be entitled to a reinstatement of First-Out Obligations with respect to all such recovered amounts. The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party agrees that if, at any time, a Second-Out Secured Party receives notice of any Recovery, the Second-Out Agent and each other Second-Out Secured Party, shall promptly pay over to the First-Out Agent any payment that is not permitted hereunder to be received by the Second-Out-Secured Parties received by it and then in its possession or under its control in respect of any Shared Collateral and shall promptly turn any Shared Collateral then held by it over to the First-Out Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any Shared Collateral or Proceeds thereof that is not permitted hereunder to be received by the Second-Out Secured Parties received by the Second-Out Agent or any other Second-Out Secured Party and then in its possession or under its control on account of the Second Out Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the First-Out Agent for the benefit of the First-Out Secured Parties for application

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to the reinstated First-Out Obligations until the discharge thereof. This Section 4.03 shall survive termination of this Agreement.
Section 4.04    Refinancings; Additional Second-Out Debt.
(c)    The First-Out Obligations and the Second-Out Obligations may be Replaced, by any First-Out Substitute Credit Facility or Second-Out Substitute Credit Facility, respectively, in each case, without notice to, or the consent of any Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) the First-Out Agent and the Second-Out Agent shall receive on or prior to incurrence of a First-Out Substitute Credit Facility or Second-Out Substitute Credit Facility (A) an Officers’ Certificate from the Borrower stating that (I) the incurrence thereof is permitted by each applicable Priority Debt Document and (II) the applicable requirements of this Section 4.04, have been satisfied, and (B) a Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the First-Out Obligations or the Second-Out Obligations (or an authorized agent, trustee or other representative on their behalf), (ii) the aggregate outstanding principal amount of the First-Out Obligations, after giving effect to such First-Out Substitute Credit Facility, shall not exceed the First-Out Priority Cap and (iii) on or before the date of such incurrence, such First-Out Substitute Credit Facility or Second-Out Substitute Credit Facility is designated by the Borrower, in an Officers’ Certificate delivered to the First-Out Agent and the Second-Out Agent, as “First-Out Debt” or “Second-Out Debt”, as applicable, for the purposes of the Priority Debt Documents and this Agreement; provided that no series of Priority Debt may be designated as more than one of First-Out Debt or Second-Out Debt.
(d)    The Borrower will be permitted to designate as an additional holder of Second-Out Obligations hereunder each Person who is, or who becomes, the registered holder of Second-Out Debt, incurred by the Borrower after the date of this Agreement to the extent, but only to the extent, permitted and otherwise in accordance with the terms of all applicable Priority Debt Documents. The Borrower may effect such designation by delivering to the First-Out Agent and the Second-Out Agent each of the following:
(iv)    an Officer’s Certificate stating that the Borrower intends to incur Additional Second-Out Obligations which will be Second-Out Debt permitted to be incurred by each applicable Priority Debt Document and secured by a Second-Out Lien, equally and ratably with all previously existing and future Second-Out Debt;
(v)    an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Second-Out Obligations must be designated as an additional holder of Priority Obligations hereunder and must, prior to such designation, sign and deliver on behalf of the holders or lenders of such Additional Second-Out Obligations a Priority Confirmation Joinder, and, to the extent necessary or appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof.
(vi)    evidence that the Borrower has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant

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filings and recordations deemed necessary by the Borrower and the holder of such Additional Second-Out Obligations, or its Priority Debt Representative, to ensure that the Additional Second-Out Obligations are secured by the Shared Collateral in accordance with the Second-Out Security Documents (provided that such filings and recordings may be authorized, executed and recorded following any incurrence on a post-closing basis if permitted by the Second-Out Agent for such Additional Second-Out Obligations).
Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrower or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Priority Debt Document.
(e)    Each of the then-existing First-Out Agent and the Second-Out Agent shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to any such Replacement or any incurrence of Additional Second-Out Obligations, it being understood that the First-Out Agent and the Second-Out Agent or (if permitted by the terms of the applicable Priority Debt Documents) the Grantors, without the consent of any other Priority Secured Party or (in the case of the Grantors) one or more Priority Debt Representatives, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement or incurrence all at the expense of the Grantors. Upon the consummation of such Replacement or incurrence and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.
Section 4.05    Amendments to Priority Debt Documents . (f) Prior to the Discharge of First-Out Obligations, without the prior written consent of the First-Out Agent, no Second-Out Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second-Out Document would (i) adversely affect the lien priority rights of the First-Out Secured Parties or the rights of the First-Out Secured Parties to receive payments owing pursuant to the First-Out Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing any additional Property as Second-Out Collateral under the Second-Out Security Documents unless such additional Property is added as First-Out Collateral under the First-Out Security Documents, (iii) taken as a whole, be adverse to the First-Out Secured Parties, or (iv) contravene the provisions of this Agreement .
(g)    Except as to interest rates, premiums, fees, and covenants and other provisions applicable to periods after the maturity date of the First-Out Credit Facility, the Second-Out Credit Facility shall have terms that are no more favorable to the Second-Out Secured Parties in any material respect, taken as a whole, than the First-Out Credit Facility as in effect on the date hereof.
(h)    In the event that any Second-Out Document is amended to add or make materially more restrictive on any restricted person any event of default or any covenant with

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respect to the Second-Out Document or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant materially more restrictive on any restricted person, the Borrower will offer a corresponding amendment to any comparable provision of the First-Out Documents to the First-Out Secured Parties.
(i)    To the extent the consent of the “Priority Lien Agent” (as defined in the Second Lien Intercreditor Agreement) is required to an amendment, supplement, restatement or other modification to the Second Lien Intercreditor Agreement, such consent shall only be provided if both the First-Out Agent and the Second-Out Agent agree in writing to such amendment, supplement, restatement or other modifications.
(j)    Without the prior written consent of the Second-Out Agent, the definition of “Obligations” in the First-Out Credit Agreement may not be amended or modified to the extent such amendment or modification would result in the Second-Out Obligations not constituting a “Priority Lien Obligation” under (and as defined in) the Second Lien Intercreditor Agreement.
Section 4.06    Legends. The Second-Out Agent acknowledges with respect to the Second-Out Security Documents, that the Second-Out Documents (other than control agreements to which both the First-Out Agent and the Second-Out Agent are parties), and each associated Second-Out Security Document (other than control agreements to which both the First-Out Agent and the Second-Out Agent are parties) granting any security interest in the Shared Collateral will contain the appropriate legend set forth on Annex I or a legend in such other form acceptable to the First-Out Agent.
Section 4.07    Second-Out Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor. Both before and during an Insolvency or Liquidation Proceeding, any of the Second-Out Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that the Second-Out Secured Parties may not take any of the actions prohibited by Sections 3.01, 3.05(a), 4.01 or 4.02 or any other provisions of this Agreement; provided, further that in the event that any of the Second-Out Secured Parties becomes a judgment lien creditor in respect of any Shared Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second-Out Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First-Out Obligations) as the Second-Out Liens are subject to this Agreement.
Section 4.08    Postponement of Subrogation. The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party, hereby agrees that no payment or distribution to any First-Out Secured Party pursuant to the provisions of this Agreement shall entitle any Second-Out Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of First-Out Obligations shall have occurred. Following the Discharge of First-Out Obligations, but subject to the reinstatement as provided in Section 4.03, each First-Out Secured Party will execute such documents, agreements, and instruments as any Second-Out Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the First-Out Obligations resulting from payments or distributions to such First-Out Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred

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in connection therewith by such First-Out Secured Party are paid by such Person upon request for payment thereof.
Section 4.09    Acknowledgment by the Secured Debt Representatives. Each of the First-Out Agent, for itself and on behalf of the other First-Out Secured Parties and the Second-Out Agent, for itself and on behalf of the other Second-Out Secured Parties, hereby acknowledges that this Agreement is a material inducement to enter into a business relationship, that each has relied on this Agreement to amend the Original First-Out Credit Agreement, to permit the incurrence of the Second-Out Debt and to enter into the Original Second-Out Credit Agreement, as applicable, and all documentation related thereto, and that each will continue to rely on this Agreement in their related future dealings.
ARTICLE V
 GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS
Section 5.01    General. Prior to the Discharge of First-Out Obligations, the First-Out Agent agrees that if it shall at any time hold a First-Out Lien on any Shared Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Shared Collateral is held, and if such Shared Collateral or any such Account is in fact in the possession or under the control of the First-Out Agent, the First-Out Agent will serve as gratuitous bailee for the Second-Out Agent for the sole purpose of perfecting the Second-Out Lien of the Second-Out Agent on such Shared Collateral. It is agreed that the obligations of the First-Out Agent and the rights of the Second-Out Agent and the other Second-Out Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the First-Out Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second-Out Lien on any such Shared Collateral and shall have no responsibility, duty, obligation or liability to the Second-Out Agent or any other Second-Out Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Second-Out Secured Parties to obtain a perfected Second-Out Lien in such Shared Collateral to the extent, if any, that such perfection results from the possession or control of such Shared Collateral or any such Account by the First-Out Agent. The First-Out Agent acting pursuant to this Section 5.01 shall not have by reason of the First-Out Security Documents, the Second-Out Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any First-Out Secured Party, the Second-Out Agent or any Second-Out Secured Party. Subject to Section 4.03, from and after the Discharge of First-Out Obligations, the First-Out Agent shall take all such actions in its power as shall reasonably be requested by the Second-Out Agent (at the sole cost and expense of the Grantors) to transfer possession or control of such Shared Collateral or any such Account (in each case to the extent the Second-Out Agent has a Lien on such Shared Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Second-Out Agent for the benefit of all Second-Out Secured Parties.
Section 5.02    Deposit Accounts. Prior to the Discharge of First-Out Obligations, to the extent that any Account is under the control of the First-Out Agent at any time, the First-Out

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Agent will act as gratuitous bailee on behalf of the Second-Out Agent for the purpose of perfecting the Liens of the Second-Out Secured Parties in such Accounts and the cash and other assets therein as provided in Section 5.01 (but will have no duty, responsibility or obligation to the Second-Out Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 5.02). Unless the Second-Out Liens on such Shared Collateral shall have been or concurrently are released, after the occurrence of Discharge of First-Out Obligations, the First-Out Agent shall, at the request of the Second-Out Agent, cooperate with the Grantors and the Second-Out Agent (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Second-Out Agent (or for other arrangements with respect to each such Accounts satisfactory to the Second-Out Agent to be made).
ARTICLE VI
 APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS
Section 6.01    Application of Proceeds. Prior to the Discharge of First-Out Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or Proceeds received or payable in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Shared Collateral or pursuant to a plan of reorganization or similar dispositive restructuring plan, will be applied:
(a)    first, to the First-Out Agent for application to the First-Out Obligations that are not Excess First-Out Obligations in accordance with the First-Out Documents, until the Discharge of the First-Out Obligations has occurred other than with respect to the Excess First-Out Obligations,
(b)    second, to the Second-Out Agent for application to the Second-Out Obligations in accordance with the Second-Out Documents, until the Second-Out Obligations are repaid in full and in cash, and
(c)    third, to the payment in full in cash of all Excess First-Out Obligations;
(d)    fourth, to the Borrower or as otherwise required by the Second Lien Intercreditor Agreement or by applicable law.
Section 6.02    Determination of Amounts. Whenever a Priority Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Out Obligations (or the existence of any commitment to extend credit that would constitute First-Out Obligations), or Second-Out Obligations, or the existence of any Lien securing any such obligations, or the Shared Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Priority Debt Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Priority Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Priority Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the

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Borrower. Each Priority Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower or any of their subsidiaries, any Priority Secured Party or any other Person as a result of such determination.
ARTICLE VII
NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE; CONSENT OF GRANTORS; ETC.
Section 7.01    No Reliance; Information. The First-Out Secured Parties and the Second-Out Secured Parties shall have no duty to disclose to any Second-Out Secured Party or to any First-Out Secured Party, respectively, any information relating to the Borrower or any of the other Grantors, or any other circumstance bearing upon the risk of non-payment of any of the First-Out Obligations or the Second-Out Obligations, respectively, that is known or becomes known to any of them or any of their Affiliates. In the event any First-Out Secured Party or any Second-Out Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, any Second-Out Secured Party or any First-Out Secured Party, respectively, it shall be under no obligation (a) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (b) to provide any additional information or to provide any such information on any subsequent occasion or (c) to undertake any investigation.
Section 7.02    No Warranties or Liability.
(k)    The First-Out Agent, for itself and on behalf of the other First-Out Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second-Out Agent nor any other Second-Out Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second-Out Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon.
(l)    The Second-Out Agent, for itself and on behalf of the other Second-Out Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First-Out Agent nor any other First-Out Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First-Out Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon.
(m)    The First-Out Agent and the other First-Out Secured Parties shall have no express or implied duty to the Second-Out Agent or any other Second-Out Secured Party and the Second-Out Agent and the other Second-Out Secured Parties shall have no express or implied duty to the First-Out Agent or any other First-Out Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of

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default under any First-Out Document and any Second-Out Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.
(n)    The Second-Out Agent, for itself and on behalf of each other Second-Out Secured Party hereby waives any claim that may be had against the First-Out Agent or any other First-Out Secured Party arising out of any actions which the First-Out Agent or such First-Out Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Shared Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Shared Collateral, and actions with respect to the collection of any claim for all or only part of the First-Out Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the First-Out Documents or the valuation, use, protection or release of any security for such First-Out Obligations.
Section 7.03    Obligations Absolute. Subject in all respects to Sections 2.01(c) and 6.02 and the First-Out Priority Cap, the payment priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First-Out Agent and the other First-Out Secured Parties and the Second-Out Agent and the other Second-Out Secured Parties shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any Priority Debt Document;
(b)    any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the First-Out Obligations, it being specifically acknowledged that a portion of the First-Out Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;
(c)    any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Priority Debt Document;
(d)    the securing of any First-Out Obligations or Second-Out Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Shared Collateral or any other collateral or any release of any guarantee securing any First-Out Obligations or Second-Out Obligations;
(e)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or
(f)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First-Out Obligations or the Second-Out Obligations.
Section 7.04    Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the

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obligations of the Grantors under the Priority Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
Section 8.01    Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:
(o)    Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
(p)    This Agreement has been duly executed and delivered by such party.
(q)    The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the First-Out Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.
Section 8.02    Representations and Warranties of Each Representative. Each of the First-Out Agent and the Second-Out Agent represents and warrants to the other parties hereto that it is authorized under the Original First-Out Credit Agreement and the Original Second-Out Credit Agreement, as the case may be, to enter into this Agreement.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(g)    if to the First-Out Agent, to it at:
JPMorgan Chase Bank, N.A.
383 Madison Avenue, 24th Floor
New York, NY 10179
Fax: (917) 210-3391
Attention: Douglas Kravitz

(h)    if to the Second-Out Agent, to it at:

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[contact information]
(i)    if to any other Priority Debt Representative, to such address as specified in the Priority Confirmation Joinder.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing among the Borrower, the First-Out Agent and the Second-Out Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
Section 9.02    Waivers; Amendment. (a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Priority Debt Representative; provided, however, that this Agreement may be amended from time to time as provided in Section 4.04. Any amendment of this Agreement that is proposed to be effected without the consent of a Priority Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Priority Debt Representative for its review at least ten (10) Business Days prior to the proposed effectiveness of such amendment.
Section 9.03    Actions Upon Breach; Specific Performance. (a)    Prior to the Discharge of First-Out Obligations, if any Second-Out Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Shared Collateral, such Grantor, with the prior written consent of the First-Out Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any First-Out Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

19560366.30

(b)    Prior to the Discharge of First-Out Obligations, should any Second-Out Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the First-Out Agent or any other First-Out Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the First-Out Agent, (A) may obtain relief against such Second-Out Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second-Out Agent on behalf of each Second-Out Secured Party that (I) the First-Out Secured Parties' damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Second-Out Secured Party waives any defense that the Grantors and/or the First-Out Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (B) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.
Section 9.04    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
Section 9.05    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
Section 9.06    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.08    Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York

19560366.30

sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.09    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.10    Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.11    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Priority Debt Documents, the provisions of this Agreement shall control.
Section 9.12    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the distinct and separate relative rights of the First-Out Secured Parties and the Second-Out Secured Parties. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 4.01,

19560366.30

4.02, or 4.05) is intended to or will amend, waive or otherwise modify the provisions of the Original First-Out Credit Agreement or the Original Second-Out Credit Agreement, as applicable), and except as expressly provided in this Agreement neither the Borrower nor any other Grantor may rely on the terms hereof (other than Sections 4.01, 4.02, 4.04, or 4.05, Article V, Article VII and Article IX). Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Priority Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Priority Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any First-Out Document or any Second-Out Document with respect to any Shared Collateral in any manner that would cause a default under any First-Out Document.
Section 9.13    Certain Terms Concerning the First-Out Agent and the Second-Out Agent. Neither of the First-Out Agent nor the Second-Out Agent shall have any liability or responsibility for the actions or omissions of any other Priority Secured Party, or for any other Priority Secured Party's compliance with (or failure to comply with) the terms of this Agreement. None of the First-Out Agent or the Second-Out Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Priority Secured Party (or the Borrower) any amounts in violation of the terms of this Agreement, so long as the First-Out Agent or the Second-Out Agent, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the First-Out Agent and the Second-Out Agent is entering into this Agreement solely in its capacity under the First-Out Documents and the Second-Out Documents, respectively, and not in its individual capacity. The First-Out Agent shall not be deemed to owe any fiduciary duty to the Second-Out Agent or any other Second-Out Secured Party and the Second-Out Agent shall not be deemed to owe any fiduciary duty to the First-Out Agent or any other First-Out Secured Party. Nothing herein shall be deemed to modify the terms of the First-Out Documents or Second-Out Documents, as applicable, governing the standard of care as between the First-Out Agent and the other First-Out Secured Parties and the Second-Out Agent and the other Second-Out Secured Parties, respectively.
Section 9.14    Authorization of Secured Agents. By accepting the benefits of this Agreement and the other First-Out Security Documents, each First-Out Secured Party authorizes the First-Out Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second-Out Security Documents, each Second-Out Secured Party authorizes the Second-Out Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.
Section 9.15    Further Assurances. Each of the First-Out Agent, for itself and on behalf of the other First-Out Secured Party and the Second-Out Agent, for itself and on behalf of the other Second-Out Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First-Out Agent or the Second-Out Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

19560366.30

Section 9.16    Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Priority Secured Parties. None of the Priority Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Priority Secured Party or to any other Person for any Grantor's solvency, financial condition or ability to repay the First-Out Obligations or the Second-Out Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the First-Out Documents or the Second-Out Documents, or any security interests granted by any Grantor to any Priority Secured Party in connection therewith. Each Priority Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and neither of the First-Out Agent nor the Second-Out Agent makes any warranty or representation to the other Priority Debt Representatives or the Priority Secured Parties for which it acts as agent nor does it rely upon any representation of the other agents or the Priority Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.
Section 9.17 Incorporation of Rights, Privileges and Immunities. As between and among the Borrower, the Grantors and the Original Section-Out Agent, the Original Second-Out Agent shall have the rights, protections and immunities granted to it under the Original Second Out Documents, all of which are incorporated by reference herein mutatis mutandis. To the extent that such rights, protections and immunities conflict with any provisions of this Agreement (before giving effect to the immediately preceding sentence), this Agreement shall control.

[Signature Pages Follow]

19560366.30

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
JPMORGAN CHASE BANK, N.A., as First-Out Agent for the First-Out Secured Parties

By:
Name:
Title:

[Signature Page to Pari Passu Intercreditor Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Second-Out Agent for the Second-Out Secured Parties

By:
Name:
Title:

[Signature Page to Pari Passu Intercreditor Agreement]

CALIFORNIA RESOURCES CORPORATION

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:

[Signature Page to Pari Passu Intercreditor Agreement]

ANNEX I
to the Pari Passu Intercreditor Agreement

LEGEND
Reference is made to the Pari Passu Intercreditor Agreement, dated as of August __, 2016 (the “Pari Passu Intercreditor Agreement”), setting forth the respective rights and priorities of the First-Out Secured Parties and Second-Out Secured Parties with respect to payments, rights in the Collateral granted under this agreement, enforcement of remedies, bankruptcy issues and other customary subordination and intercreditor provisions described herein. Each Second-Out Secured Party, by accepting the benefits of the security provided hereby, (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Pari Passu Intercreditor Agreement, (ii) authorizes (or is deemed to authorize) the Collateral Agent on behalf of such Person to enter into, and perform under, the Pari Passu Intercreditor Agreement and (iii) acknowledges (or is deemed to acknowledge) that a copy of the Pari Passu Intercreditor Agreement was delivered, or made available, to such Second-Out Secured Party.
Notwithstanding any other provision contained herein, this agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Pari Passu Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this agreement and the Pari Passu Intercreditor Agreement, the provisions of the Pari Passu Intercreditor Agreement shall control.

Annex I

EXHIBIT A
to Pari Passu Intercreditor Agreement
[FORM OF]
PRIORITY CONFIRMATION JOINDER
Reference is made to the Intercreditor Agreement, dated as of [____], 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between JPMORGAN CHASE BANK, N.A., as First-Out Agent for the First-Out Secured Parties (as defined therein), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Second-Out Agent for the Second-Out Secured Parties (as defined therein).
Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04[(a)][(b)] of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being [First-Out/Second-Out/Additional Second-Out] Obligations under the Intercreditor Agreement.
1. Joinder. The undersigned, [_______________], a [_______________], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [describe applicable indenture, credit agreement or other document governing the First-Out Substitute Credit Facility, Second-Out Substitute Credit Facility or Additional Second-Out Credit Facility] hereby:
(a)    represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [First-Out Secured Parties under a First-Out Substitute Credit Facility] [Second-Out Secured Parties under the Second-Out Substitute Credit Facility] [Additional Second-Out Secured Parties under the Additional Second-Out Credit Facility] as [a First-Out Agent under a First-Out Substitute Credit Facility] [a Second-Out Agent under a Second-Out Substitute Facility or Additional Second-Out Credit Facility] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and
(b)    agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:
[Address];
2.    Priority Confirmation.
[Option A: to be used if additional debt constitutes replacement Priority Debt Documents] The undersigned New Representative, on behalf of itself and each Priority Secured Party for which the undersigned is acting as Priority Debt Representative hereby agrees, for the benefit of all Priority Secured Parties and each future Priority Debt Representative, and as a condition to being treated as Priority Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of [Priority Liens]. [or]
[Option B: to be used if additional debt constitutes Second-Out Substitute Credit Facility or Additional Second-Out Credit Facility] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Second-Out Debt that constitutes a [Second-Out Substitute Facility][Additional Second-Out Credit Facility] for which the undersigned is acting as Second-Out Agent

Exhibit A-1

hereby agrees, for the benefit of all Priority Secured Parties and each future Priority Debt Representative, and as a condition to being treated as Priority Obligations under the Intercreditor Agreement, that:
(a)    all Second-Out Obligations will be and are secured equally and ratably by all Second-Out Liens at any time granted by the Borrower or any other Grantor to secure any Obligations in respect of such Second-Out Debt, whether or not upon property otherwise constituting Shared Collateral for such Second-Out Debt, and that all such Second-Out Liens will be enforceable by the Second-Out Agent with respect to such Second-Out Debt for the benefit of all Second-Out Secured Parties equally and ratably;
(b)    the New Representative and each holder of Obligations in respect of the Series of Second-Out Debt for which the undersigned is acting as Second-Out Agent are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of First-Out Liens and Second-Out Liens and the order of application of proceeds from enforcement of First-Out Liens and Second-Out Liens; and
(c)    the New Representative and each holder of Obligations in respect of the Series of Second-Out Debt for which the undersigned is acting as Second-Out Agent appoints the Second Lien Collateral Agent and consents to the terms of the Intercreditor Agreement and the performance by the Second Lien Collateral Agent of, and directs the Second Lien Collateral Agent to perform, its obligations under the Intercreditor Agreement and the Second Lien Collateral Agency Agreement, together with all such powers as are reasonably incidental thereto.
3.    Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
4.    Governing Law and Miscellaneous Provisions. The provisions of Article IX of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.
5.    Expenses. The Borrower agrees to reimburse each Priority Debt Representative for its reasonable out of pocket expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A-2

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of [______________], 20[_].

[insert name of New Representative]

By:
Name:
Title:
The First-Out Agent hereby acknowledges receipt of this Priority Confirmation Joinder:

as First-Out Agent

By:
Name:
Title:
The Second-Out Agent hereby acknowledges receipt of this Priority Confirmation Joinder:

as Second-Out Agent

By:
Name:
Title:

Exhibit A-3

Acknowledged and Agreed to by:

CALIFORNIA RESOURCES CORPORATION, as Borrower

By:
Name:
Title:

Exhibit A-4

Acknowledged by:
JPMORGAN BANK, N.A.,
as the First-Out Agent and First-Out Authorized Representative,

By:
Name:
Title:

[________], as the Second-Out Agent
and Second-Out Authorized Representative,

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Exhibit A-5

Exhibit A
Schedule I to the
Supplement to the
Pari Passu Intercreditor Agreement
Grantors

Exhibit A-6

EXHIBIT B
to Pari Passu Intercreditor Agreement
SECURITY DOCUMENTS
PART A.
List of First-Out Security Documents

1.	[_____]
PART B.
List of Original Second-Out Security Documents

1.	[_____]

Exhibit B - 1

ANNEX A
OMNIBUS AMENDMENT

OMNIBUS AMENDMENT
This Omnibus Amendment (this “Amendment”), dated as of August 15, 2016, to (a) that certain Amended and Restated Security Agreement (the “Security Agreement”), dated as of December 17, 2015, made by California Resources Corporation, a Delaware corporation (the “Borrower”) and each other Grantor party thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) under the Credit Agreement for the benefit of the Secured Parties and (b) that certain Pledge Agreement (the “Pledge Agreement”), dated as of November 2, 2015, among the Borrower, the pledgors from time to time party thereto and the Administrative Agent.
RECITALS
A.    The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Credit Agreement dated as of September 24, 2014 (as amended by the First Amendment to the Credit Agreement dated as of February 25, 2015, the Second Amendment to the Credit Agreement dated as of November 2, 2015, the Third Amendment to the Credit Agreement dated as of February 23, 2016, the Fourth Amendment to the Credit Agreement dated as of April 22, 2016 and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).
B.    The Borrower has requested and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth in that certain Fifth Amendment to the Credit Agreement (the “Fifth Amendment”), dated as of the date hereof, among the Borrower, the guarantors party thereto, the Administrative Agent and the banks and other financial institutions party thereto.
C.    The Borrower has requested certain amendments to the Security Agreement and Pledge Agreement in connection with the execution of the Fifth Amendment.
D.    The Lenders are willing to agree to such amendments, subject to the terms and conditions set forth herein.
NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.
Section 2.    Amendments to Security Agreement.
2.1    References to “Obligations”. The Security Agreement is hereby amended by replacing all occurrences of the term “Obligations” therein with “First-Out Obligations”.

2.2    Amendments to Section 1.3. The definition of “Restricted Person” is hereby amended by replacing “Restricted Subsidiaries” with “Guarantors”.
2.3    Amendment to Section 6.8. Section 6.8 of the Security Agreement is hereby amended by deleting “Hedge Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements and” after “other than” in the parenthetical of Subsection 6.8(b).
Section 3.    Amendments to Pledge Agreement.
3.1    The Pledge Agreement is hereby amended by replacing all occurrences of the term “Obligations” therein with “First-Out Obligations”.
3.2    Amendment to Section 13.02. Section 13.02 of the Pledge Agreement is hereby amended by replacing the words “Restricted Subsidiary” with “Material Subsidiary”.
Section 4.    Effectiveness. This Amendment shall become effective on the date of the effectiveness of the Fifth Amendment (the “Effective Date”).
Section 5.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 6.    Miscellaneous.
6.1     (a) On and after the effectiveness of this Amendment, each reference in (i) the Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference in each other Credit Document to “the Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as amended or otherwise modified by this Amendment and (ii) the Pledge Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Pledge Agreement, and each reference in each other Credit Document to “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
6.2    Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Credit Documents, or any future defaults of the same provision waived hereunder (collectively “Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Documents with respect to any Violations; (b) except for the amendments set forth herein, amend or alter any provision of the Credit Agreement, the other Credit Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Credit Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.
6.3    The Borrower and each Guarantor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Effective Date, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.
6.4    This Amendment is a Credit Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Credit Documents shall apply hereto.
6.5    THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	CALIFORNIA RESOURCES CORPORATION
By:
Name: Marshall D. Smith
Title: Senior Executive Vice President and Chief Financial Officer

Signature Page
CALIFORNIA RESOURCES CORPORATION - Omnibus Amendment

GUARANTORS:
CALIFORNIA HEAVY OIL, INC.
CALIFORNIA RESOURCES LONG BEACH, INC.
CALIFORNIA RESOURCES PETROLEUM CORPORATION
CALIFORNIA RESOURCES PRODUCTION CORPORATION
CALIFORNIA RESOURCES TIDELANDS, INC.
SOUTHERN SAN JOAQUIN PRODUCTION, INC.
THUMS LONG BEACH COMPANY

By:
Name: Marshall D. Smith
Title: Senior Executive Vice President and Chief Financial Officer

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CALIFORNIA RESOURCES CORPORATION - Omnibus Amendment

CALIFORNIA RESOURCES ELK HILLS, LLC CRC CONSTRUCTION SERVICES, LLC CRC SERVICES, LLC SOCAL HOLDING, LLC

By:
Name: Marshall D. Smith
Title: Senior Executive Vice President and Chief Financial Officer of California Resources Corporation, its Sole Member

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CALIFORNIA RESOURCES CORPORATION - Omnibus Amendment

CALIFORNIA RESOURCES WILMINGTON , LLC

By:
Name: Marshall D. Smith
Title: Senior Executive Vice President and Chief Financial Officer of California Resources Corporation, its Sole Member

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CALIFORNIA RESOURCES CORPORATION - Omnibus Amendment

CRC MARKETING, INC.

By:
Name: D. Adam Smith
Title: Assistant Secretary

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CALIFORNIA RESOURCES CORPORATION - Omnibus Amendment

ELK HILLS POWER, LLC

By:
Name: Ivan Gaydarov
Title: Treasurer of California Resources Corporation, the Sole Member of California Resource Elk Hills, LLC, its Sole Member

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CALIFORNIA RESOURCES CORPORATION - Omnibus Amendment

TIDELANDS OIL PRODUCTION COMPANY

By:
Name: Ivan Gaydarov
Title: Treasurer of California Resources Tidelands, Inc., its Managing Partner

CALIFORNIA RESOURCES COLES LEVEE, LLC

By:
Name: Ivan Gaydarov
Title: Treasurer

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CALIFORNIA RESOURCES CORPORATION - Omnibus Amendment

CALIFORNIA RESOURCES COLES LEVEE, L.P.

By:
Name: Ivan Gaydarov
Title: Treasurer of California Resources Coles Levee, LLC, its General Partner

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CALIFORNIA RESOURCES CORPORATION - Omnibus Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Letter of Credit Issuer, Swingline Lender, Revolving Lender and Term Loan Lender

By:
Name: Douglas A. Kravitz
Title: Executive Director

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CALIFORNIA RESOURCES CORPORATION - Omnibus Amendment